                                                                     EXHIBIT 2.1


                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                      DEVON ENERGY PRODUCTION COMPANY, L.P.
                                       AND
                          DEVON LOUISIANA CORPORATION,
                                    AS SELLER

                                       AND

                               KCS RESOURCES, INC.
                                    AS BUYER

                                      DATED

                                FEBRUARY 22, 2005

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I
DEFINITIONS AND INTERPRETATION.............................................    1
         1.1      Defined Terms............................................    1
         1.2      References...............................................   12
         1.3      Articles.................................................   12
         1.4      Number and Gender........................................   12

ARTICLE II
PURCHASE AND SALE..........................................................   13
         2.1      Purchase and Sale........................................   13
         2.2      Excluded Assets..........................................   14
         2.3      Revenues and Expenses....................................   14

ARTICLE III
PURCHASE PRICE.............................................................   15
         3.1      Purchase Price...........................................   15
         3.2      Deposit..................................................   15
         3.3      Adjustments to Purchase Price............................   15
         3.4      Adjustment Methodology...................................   17
         3.5      Preliminary Settlement Statement.........................   17
         3.6      Final Settlement Statement...............................   17
         3.7      Disputes.................................................   18
         3.8      Allocation of Purchase Price / Allocated Values..........   18

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER...................................   18
         4.1      Organization, Existence..................................   18
         4.2      Authorization............................................   19
         4.3      No Conflicts.............................................   19
         4.4      Consents.................................................   19
         4.5      Bankruptcy...............................................   19
         4.6      Foreign Person...........................................   19
         4.7      Litigation...............................................   19
         4.8      Material Contracts.......................................   20
         4.9      No Violation of Laws.....................................   20
         4.10     Preferential Rights and Contracts........................   21
         4.11     Royalties, Etc...........................................   21
         4.12     Personal Property........................................   21
         4.13     Imbalances...............................................   21
         4.14     Current Commitments......................................   21
         4.15     Environmental............................................   21
         4.16     Production Taxes.........................................   23
         4.17     Employees................................................   23

         4.18     Brokers Fees.............................................    23
         4.19     Governmental Permits.....................................    23

ARTICLE V
BUYER'S REPRESENTATIONS AND WARRANTIES.....................................    23
         5.1      Organization; Existence..................................    23
         5.2      Authorization............................................    24
         5.3      No Conflicts.............................................    24
         5.4      Consents.................................................    24
         5.5      Bankruptcy...............................................    24
         5.6      Litigation...............................................    24
         5.7      Financing................................................    24
         5.8      Regulatory...............................................    25
         5.9      Broker's Fees............................................    25

ARTICLE VI
CERTAIN AGREEMENTS.........................................................    25
         6.1      Conduct of Business......................................    25
         6.2      Successor Operator.......................................    26
         6.3      HSR Act..................................................    27
         6.4      Governmental Bonds.......................................    27
         6.5      Record Retention.........................................    27
         6.6      Notifications............................................    28

ARTICLE VII
BUYER'S CONDITIONS TO CLOSING..............................................    28
         7.1      Representations..........................................    28
         7.2      Performance..............................................    28
         7.3      No Legal Proceedings.....................................    28
         7.4      Title Defects and Environmental Defects..................    28
         7.5      HSR Act..................................................    28

ARTICLE VIII
SELLER'S CONDITIONS TO CLOSING.............................................    28
         8.1      Representations..........................................    28
         8.2      Performance..............................................    29
         8.3      No Legal Proceedings.....................................    29
         8.4      Title Defects and Environmental Defects..................    29
         8.5      HSR Act..................................................    29

ARTICLE IX
CLOSING....................................................................    29
         9.1      Date of Closing..........................................    29
         9.2      Place of Closing.........................................    29
         9.3      Closing Obligations......................................    29
         9.4      Records..................................................    30

ARTICLE X
EMPLOYEE MATTERS...........................................................    31
         10.1     Employees and Contract Personnel.........................    31
         10.2     Seller's Employee Benefit Plans..........................    31
         10.3     No Third Party Rights....................................    31

ARTICLE XI
ACCESS/DISCLAIMERS.........................................................    31
         11.1     Access...................................................    31
         11.2     Confidentiality..........................................    33
         11.3     Disclaimers..............................................    33

ARTICLE XII
TITLE MATTERS; CASUALTIES; TRANSFER RESTRICTIONS...........................    35
         12.1     Seller's Title...........................................    35
         12.2     Notice of Title Defects; Defect Adjustments..............    36
         12.3     Casualty or Condemnation Loss............................    39
         12.4     Preferential Purchase Rights and Consents to Assign......    41

ARTICLE XIII
ENVIRONMENTAL MATTERS......................................................    42
         13.1     Environmental Defects....................................    42
         13.2     NORM, Wastes and Other Substances........................    44

ARTICLE XIV
ASSUMPTION; SURVIVAL, INDEMNIFICATION......................................    44
         14.1     Assumption by Buyer......................................    44
         14.2     Indemnities of Seller....................................    45
         14.3     Indemnities of Buyer.....................................    46
         14.4     Limitation on Liability..................................    46
         14.5     Express Negligence.......................................    46
         14.6     Exclusive Remedy.........................................    47
         14.7     Indemnification Procedures...............................    47
         14.8     Survival.................................................    49
         14.9     Waiver of Right to Rescission............................    49
         14.10    Insurance, Taxes.........................................    49
         14.11    Non-Compensatory Damages.................................    49
         14.12    Cooperation by Buyer - Retained Litigation...............    50
         14.13    Disclaimer of Application of Anti-Indemnity Statutes.....    50

ARTICLE XV
TERMINATION, DEFAULT AND REMEDIES..........................................    50
         15.1     Right of Termination.....................................    50
         15.2     Effect of Termination....................................    51
         15.3     Return of Documentation and Confidentiality..............    51

ARTICLE XVI
MISCELLANEOUS..............................................................    51
         16.1     Exhibits.................................................    51
         16.2     Expenses and Taxes.......................................    51
         16.3     Assignment...............................................    52
         16.4     Preparation of Agreement.................................    52
         16.5     Publicity................................................    52
         16.6     Notices..................................................    52
         16.7     Removal of Name..........................................    53
         16.8     Further Cooperation......................................    53
         16.9     Filings, Notices and Certain Governmental Approvals......    53
         16.10    Entire Agreement; Conflicts..............................    54
         16.11    Parties in Interest......................................    54
         16.12    Amendment................................................    54
         16.13    Waiver; Rights Cumulative................................    54
         16.14    Governing Law; Jurisdiction, Venue; Jury Waiver..........    55
         16.15    Severability.............................................    55
         16.16    Counterparts.............................................    55

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------
Exhibit A        Properties (Leases, Lands, Units, Wells, Locations, Permitted Encumbrances)

Exhibit A-1      Designated Units

Exhibit A-2      Wells

Exhibit A-3      Leases and Lands

Exhibit B        Form of Assignment and Bill of Sale

Exhibit C        Title Indemnity Agreement

Exhibit D        Access Agreement

Schedules

Schedule 3.8     Allocated Values

Schedule 4.4     Consents

Schedule 4.7     Litigation

Schedule 4.8     Material Contracts

Schedule 4.9     Violation of Laws

Schedule 4.10    Preferential Rights

Schedule 4.13    Imbalances

Schedule 4.14    Current Commitments

Schedule 4.15    Environmental

Schedule 4.16    Production Taxes

Schedule 14.1    Retained Litigation

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is executed as of this 22nd day of February, 2005, and is among Devon Energy Production Company, L.P., an Oklahoma limited partnership ("DEPC") and Devon Louisiana Corporation, a Louisiana corporation ("DLC") (DEPC and DLC are sometimes individually and collectively referred to as "Seller") and KCS Resources, Inc.("Buyer").

                                    RECITALS

      Seller desires to sell and convey, and Buyer desires to purchase and pay for, the Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter).

      NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      1.1 DEFINED TERMS.

In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the following expressions and terms shall have the meanings set forth in this Article I, unless the context otherwise requires:

      "Access Agreement" shall have the meaning set forth in Article 13.1(b).

      "Accounting Arbitrator" shall have the meaning set forth in Article 3.7.

      "Adjusted Purchase Price" shall have the meaning set forth in Article 3.3.

      "AFE" shall have the meaning set forth in Article 4.14.

      "Affected Well" shall have the meaning set forth in Article 12.2(g)(v).

      "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term "control" and its derivatives with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall have the meaning set forth in the first paragraph herein.

      "Allocated Value" means, with respect to any Asset, the amount set forth on Exhibit A under the column "Allocated Value" for such Asset.

      "Applicable Contracts" means all Contracts by which the Properties and other Assets are bound or that primarily relate to the Properties or other Assets and (in each case) that will be binding on the Assets or Buyer after the Closing, including, without limitation; farmin and farmout agreements; bottomhole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; crossing agreements; letters of no objection; platform use agreements; production handling agreements; and other similar contracts and agreements, owned by Seller and primarily related to the Properties or other Assets, but exclusive of any master service agreements.

      "Assets" shall have the meaning set forth in Article 2.1.

      "Assignment" means the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit B.

      "Assumed Obligations" shall have the meaning set forth in Article 14.1.

      "BLM" shall mean the Bureau of Land Management.

      "Bond" shall have the meaning set forth in Article 6.4.

      "Buyer" shall have the meaning set forth in the first paragraph herein.

      "Buyer Indemnified Parties" shall have the meaning set forth in Article 14.2.

      "Buyer's Indemnity Time Limit" shall have the meaning set forth in Article 14.4

      "Buyer's Representatives" shall have the meaning set forth in Article 11.1(a).

      "Claim" shall have the meaning set forth in Article 14.7(b).

      "Claim Notice" shall have the meaning set forth in Article 14.7(b).

      "Closing" shall have the meaning set forth in Article 9.1.

      "Closing Date" shall have the meaning set forth in Article 9.1.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated January 10, 2005, between Seller and Buyer.

      "Contaminant" means any contaminant, waste, pollutant, petroleum waste, used oil, hazardous or toxic substance or waste (as such terms are defined in Environmental Laws), and any other substances that are regulated by any Governmental Authority under any Environmental Laws when present in amounts, concentrations or conditions requiring action under Environmental Laws.

      "Contract" means any written or oral contract, agreement, agreement regarding indebtedness, indenture, debenture, note, bond, loan, collective bargaining agreement, lease, mortgage, franchise, license agreement, purchase order, binding bid, commitment, letter of credit or any other legally binding arrangement, excluding, however, any Lease, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets or a real or immovable property related to or used in connection with the operations of any Assets.

      "Contract Personnel" means Persons and independent contractors retained by Seller to maintain or operate the Properties.

      "Cure Period" shall have the meaning set forth in Article 12.2(c).

      "Customary Post Closing Consents" shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer, that are customarily obtained after the assignment of properties similar to the Assets.

      "Defective Support Property" shall have the meaning set forth in Article 12.2(g)(v).

      "Defensible Title" shall mean (i) with respect to Seller's ownership of any Property or any Designated Unit, a record title or title established by a valid order of a Governmental Authority that:

            (a) entitles Seller to receive not less than the Net Revenue Interest shown in Exhibit A for such Property or Designated Unit throughout the productive life of such Property or Designated Unit, except for (i) decreases in connection with those operations in which Seller elects with Buyer's prior consent to become a non-consenting co-owner,
      (ii) decreases resulting from the establishment or amendment from and after the date of this Agreement of a Unit approved by Buyer, (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, but only with respect to Imbalances set forth in Schedule 4.13, and (iv) as otherwise stated in Exhibit A;

            (b) obligates Seller to bear a Working Interest not greater than the Working Interest shown in Exhibit A for such Property or Designated Unit without increase throughout the productive life of such Property or Designated Unit, except for (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) increases to the extent that they are accompanied by at least a proportionate increase in Seller's Net Revenue Interest, and (iii) as otherwise stated in Exhibit A; and

            (c) is free and clear of all Encumbrances other than the Permitted Encumbrances; and

      (ii) with respect to Seller's ownership of any Asset that is not a Property or a Designated Unit, a record title that:

            (a) is free from reasonable doubt as to all matters of law and fact such that a reasonably prudent person, engaged in the ownership, development and inspection of oil and gas properties or assets (including, pipelines, plants, and measurement and treating facilities), with knowledge of all the facts and appreciation of their legal significance, would be willing to accept title to such property without reduction in value of such property;

            (b) obligates the Seller to bear no more than its proportionate share of the costs of operating or using such Asset, taking into account the ownership interests held by third parties, if any, in such Asset, and

            (c) is free and clear of all Encumbrances other than the Permitted Encumbrances.

      "DEPC" shall have the meaning set forth in the first paragraph herein.

      "Deposit" shall have the meaning set forth in Article 3.2.

      "Designated Unit" shall be the units or Lands identified on Exhibit "A"

      "Dispute Notice" shall have the meaning set forth in Article 3.6.

      "DLC" shall have the meaning set forth in the first paragraph herein.

      "DOJ" shall mean the Department of Justice.

      "Effective Time" shall mean 7:00 a.m. (Central Standard Time) on January 1, 2005.

      "Employees" means (i) all of Seller's employees actively employed in connection with the Assets and (ii) all of Seller's employees on layoff, leave of absence or temporary disability, excluding, however, in each case, the Contract Personnel.

      "Encumbrance" shall mean any lien, security interest, pledge, charge or encumbrance.

      "Environmental Arbitrator" shall have the meaning set forth in Article 13.1(e).

      "Environmental Claim Date" shall have the meaning set forth in Article 13.1(a).

      "Environmental Condition" shall mean (a) a condition existing on the date of this Agreement or as of the Closing Date with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments that causes an Asset (or Seller with respect to an Asset) not to be in compliance with any Environmental Law or the environmental related terms of any Lease or Applicable Contract, or (b) the existence as of the date of this Agreement or as of the Closing Date of any Environmental Matter affecting or relating to any Asset that requires a response or any remedial or corrective action under any Environmental Law or the terms of any Lease or Applicable Contract.

      "Environmental Defect" shall mean an Environmental Condition with respect to an Asset.

      "Environmental Defect Notice" shall have the meaning set forth in Article 13.1(a).

      "Environmental Encumbrance" means an Encumbrance in favor of any Governmental Authority or any Person for (i) any Environmental Liability, or
(ii) damages arising from, or costs incurred by any Governmental Authority or Person in response to, a Release or threatened Release of a Contaminant into the environment.

      "Environmental Laws" means all applicable federal, state, and local laws in effect as of the date of this Agreement, including common law, relating to the protection of the public health, welfare, and the environment, including, without limitation, those laws relating to the storage, handling, and use of chemicals and other Hazardous Substances, those relating to the generation, processing, treatment, storage, transportation, disposal, or other management thereof and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), the Clean Water Act (33 U.S.C. Sections 466 et. seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et. seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629), the Clean Air Act (42 U.S.C. Section 7401 et. seq.) as amended, and the Clean Air Act Amendments of 1990, and all state and local environmental laws.

      "Environmental Liabilities" means any and all reasonable costs (including remedial, removal, response, abatement, cleanup, investigative, and/or monitoring costs), damages, liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), settlements, expenses (including charges and assessments, and expenses and costs of investigating, preparing or defending any action or proceeding), liens, penalties, fines, taxes, prejudgment and post judgment interest, court costs and reasonable attorneys' fees incurred or imposed in connection with any Environmental Matter or any Environmental Law, including, without limitation, any of the foregoing which are incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) attributable to or arising out of or under Environmental Laws, or (ii) pursuant to any claim by a Governmental Authority or other entity or any Person for personal injury, property damage, remediation or response costs arising out of or attributable to any Environmental Matter.

      "Environmental Matters" means matters (i) resulting from or attributable to actual, threatened, or alleged Releases, (ii) otherwise resulting from or attributable to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Contaminants or (iii) otherwise relating to any Environmental Law.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Excluded Assets" shall mean (a) all of Seller's corporate minute books, financial records, and other business records that relate to Seller's business generally (including the ownership and operation of the Assets); (b) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time; (c) all claims and causes of action of Seller arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) all rights and interests of Seller (A) under any policy or agreement of insurance or indemnity, (B) under any bond or (C) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (e) all Hydrocarbons produced and sold from the Properties with respect to all periods prior to the Effective Time; (f) all claims of Seller for refunds of or loss carry forwards with respect to (A) production or any other taxes attributable to any period prior to the Effective Time, (B) income or franchise taxes or (C) any taxes attributable to the Excluded Assets; (g) all personal computers and associated peripherals and all radio and telephone equipment; (h) all of Seller's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Seller that may be protected by an attorney-client privilege; (j) all seismic and related or other data that cannot be disclosed or transferred to Buyer as a result of confidentiality arrangements under agreements or restricted licenses with Third Parties; (k) all audit rights arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances; (l) all geophysical, and other seismic and related technical data and information primarily relating to properties other than the Properties; (m) documents prepared or received by Seller with respect to (A) lists of prospective purchasers for such transactions compiled by Seller, (B) bids submitted by other prospective purchasers of the Assets, (C) analyses by Seller of any bids submitted by any prospective purchaser, (D) correspondence between or among Seller, its respective representatives, and any prospective purchaser other than Buyer and (E) correspondence between Seller or any of its respective representatives with respect to any of the bids, the prospective purchasers, or the transactions contemplated in this Agreement; (n) any offices, office leases or personal property located on such sites which are not directly related to any one or more of the Assets; and (o) all of Seller's employee benefit plans, including all rights and assets related thereto.

      "Final Price" shall have the meaning set forth in Article 3.6.

      "Final Settlement Statement" shall have the meaning set forth in Article 3.6.

      "FTC" shall mean the Federal Trade Commission.

      "Governmental Authority" shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, belief, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

      "Governmental Permits" has the meaning set forth in Article 4.19.

      "Hazardous Substances" shall mean any pollutants, contaminants, toxics or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM and Contaminants.

      "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

      "Hydrocarbons" means oil and gas and other hydrocarbons produced or processed in association therewith.

      "Imbalance" means (i) any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled and (ii) any marketing imbalance between the quantity of Hydrocarbons required to be delivered by Seller under any Contract relating to the purchase and sale, gathering, transportation, storage, processing, or marketing of Hydrocarbons and the quantity of Hydrocarbons actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning future in-kind and/or cash balancing at the wellhead and production balancing at the delivery point into the relevant sale, gathering, transportation, storage, or processing facility."Individual Environmental Threshold"" shall have the meaning set forth in Article 13.1(a).

      "Interim Period" shall mean that period of time commencing with the Effective Time and ending at 7:00 a.m. (Central Standard Time) on the Closing Date.

      "Knowledge" shall mean ( the actual knowledge following reasonable inquiry of an Officer or Employee of the Person in question who is familiar with such Person's business, assets and operations.

      "Lands" shall have the meaning set forth in Article 2.1(a).

      "Law" shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

      "Leases" shall have the meaning set forth in Article 2.1(a).

      "Liabilities" shall mean any and all claims, causes of actions, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines or costs and expenses, including any attorneys' fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

      "Location" shall have the meaning set forth in Article 2.1.

      "Material Adverse Effect" shall mean an event or circumstance that, individually or in the aggregate, results in a material adverse effect on the ownership, operations, or value of the Assets, taken as a whole and as currently operated as of the date of this Agreement or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall deem to constitute a Material

Adverse Effect: (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) any effect resulting from changes in general market, economic, financial or political conditions in the area in which the Assets are located, the United States or worldwide, or any outbreak of hostilities or war, (iii) any effect resulting from a change in Laws from and after the date of this Agreement; (iv) any changes in the prices of Hydrocarbons; and (v) natural declines in well performance.

      "MMS" shall mean the Minerals Management Service.

      "Material Contracts" shall have the meaning set forth in Article 4.8.

      "Net Revenue Interest" means, with respect to any Property, the interest in and to all Hydrocarbons produced, saved, and sold from or allocated to such Property, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

      "NORM" shall mean naturally occurring radioactive material.

      "Operating Expenses" shall have the meaning set forth in Article 2.3.

      "Permitted Encumbrances" shall mean:

            (a) lessor's royalties, non-participating royalties, overriding royalties, reversionary interests, and similar burdens upon, measured by, or payable out of production if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of Seller in any Property to an amount less than the Net Revenue Interest set forth on Exhibit A for such Property and do not obligate Seller to bear a Working Interest for such Property in any amount greater than the Working Interest set forth on Exhibit A for such Property (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on Exhibit A in the same proportion as any increase in such Working Interest);

            (b) those preferential rights to purchase, required third party consents to assignments and similar restrictions or rights of third parties listed in Schedule 4.10;

            (c) liens for taxes or assessments of Governmental Authorities which are not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business and listed in Schedule 4.10;

            (d) Customary Post-Closing Consents, to the extent actually obtained;

            (e) conventional rights of reassignment requiring Seller to reassign interests in any Lease to a Third Party, or to give notice to the holder of such rights, prior to surrendering, abandoning or releasing a Lease;

            (f) such Title Defects as Buyer may have specifically waived in a writing executed by an officer of Buyer;

            (g) all applicable Laws, and rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license, or permit, or by any provision of Law, to terminate such right, power, franchise grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated and (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license, or permit;

            (h) rights of a common owner of any interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through common ownership;

            (i) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, to the extent any or all of the foregoing do not materially impair the use of the Assets as currently owned and operated;

            (j) zoning and planning ordinances and municipal regulations;

            (k) vendors, carriers, warehousemen's, repairmen's, mechanics, workmen's, materialmen's, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller;

            (l) liens created under leases and/or operating agreements or by operation of Law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller;

            (m) any encumbrance affecting the Assets which is expressly assumed, bonded or paid by Buyer at or prior to Closing or which is discharged by Seller at or prior to Closing;

            (n) any matters referenced on Exhibit A and litigation described on
Schedule 4.7; ; and

            (o) the Leases and all other liens, charges, encumbrances, Contracts (including the Applicable Contracts), agreements, instruments, obligations, defects, and irregularities affecting the Assets that individually or in the aggregate are not such as to materially interfere with the operation or use of any of the Assets (as currently owned and operated), do not reduce the Net Revenue Interest of Seller in any Property to an amount less than the Net Revenue Interest set forth on Exhibit A for such Property and do not obligate Seller to bear a Working Interest for such Property in any amount greater than the Working Interest set forth on Exhibit A for such Property (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on Exhibit A in the same proportion as any increase in such Working Interest).

      "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

      "Personal Property" shall have the meaning set forth in Article 2.1(g).

      "Preliminary Settlement Statement" shall have the meaning set forth in
Article 3.5.

      "Properties" shall have the meaning set forth in Article 2.1(c).

      "Purchase Price" shall have the meaning set forth in Article 3.1.

      "Records" shall have the meaning set forth in Article 2.1(i).

      "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, injection, deposit, disposal, discharge, dispersal, escaping, leaching, dumping (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Contaminant), or migration of a Contaminant into the environment or into or out of any Asset, including, to the extent recognized by law as such, the movement of Contaminants through or in the air, soil, surface water or groundwater of any Asset.

      "Remediation" shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under applicable Environmental Laws or any applicable Lease or Contract to correct or remove such Environmental Condition.

      "Remediation Amount" shall mean, with respect to an Environmental Condition, the present value as of the Closing Date (using an annual discount rate of ten percent (10%)) of the cost (net to Seller's interest) of the reasonable cost to accomplish a Remediation of such Environmental Condition.

      "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

      "Seller Indemnified Parties" shall have the meaning set forth in Article 14.3.

      "Seller's Indemnity Cap" shall have the meaning set forth in Article 14.4.

      "Survival Period" means the second anniversary of the Closing Date. ).

      "Third Party" shall mean any Person other than a party to this Agreement or an Affiliate of a party to this Agreement.

      "Title Arbitrator" shall have the meaning set forth in Article 12.2(j).

      "Title Benefit" shall mean any right, circumstance or condition that operates (i) to increase the Net Revenue Interest of Seller in any Well (or the specified zone(s) or formation(s) therein, to the extent such zone(s) or formations in such Well are set out in
Schedule 3.8) above that shown for such Well in Exhibit A, to the extent the same does not cause a greater than proportionate increase in Seller's Working Interest therein above that shown in Exhibit A, or (ii) to decrease the Working Interest of Seller in any Well (or the foregoing zone(s) or formation(s) therein) below that shown for such Well (or the foregoing zone(s) or formation(s) therein) in Exhibit A, to the extent the same causes a decrease in Seller's Working Interest that is proportionately greater than the decrease in Seller's Net Revenue Interest therein below that shown in Exhibit A.

      "Title Benefit Amount" shall have the meaning set forth in Article
12.2(h).

      "Title Benefit Notice" shall have the meaning set forth in Article
12.2(b).

      "Title Claim Date" means five days prior to Closing.

      "Title Defect" means (1) with respect to any Well or Designated Unit described in Exhibit A that has a BPO Net Revenue or Working Interest that varies from the applicable Net Revenue or Working Interest set out in Schedule
3.8 (in which case, Exhibit A shall be deemed to be amended to refer to the interest set out in Schedule 3.8), (2) with respect to any Well or Designated Unit described in Exhibit A that has an APO Net Revenue or Working Interest that is not the same as the BPO Net Revenue or Working Interest for such Well or Designated Unit (in which case, Exhibit A shall be deemed to be amended to refer to the interest set out in Schedule 3.8), or (3) any lien, charge, Encumbrance, defect, irregularity of title or other condition or matter that causes Seller not to have Defensible Title in and to one or more of the Assets as of the Effective Time; provided, however, that the following shall not be considered Title Defects:

            (i) defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in another Person's superior claim of title to the relevant Asset;

            (ii) defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;

            (iii) defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person's superior claim of title to the relevant Asset;

            (iv) defects based on a gap occurring prior to January 1, 1993, in Seller's chain of title as reflected in the BLM or MMS records as to Leases covering federal lands or Hydrocarbons, the applicable agency or office of a state as to Leases covering lands or Hydrocarbons owned by a state, or in the applicable county or parish records as to all Leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman's title chain which documents shall be included in a Title Defect Notice;

            (v) defects that Seller is able to demonstrate by a written opinion of counsel have been cured by applicable Laws of limitations or prescription; and

            (vi) any Encumbrance or loss of title resulting solely from Seller's operations or conduct of business after the Effective Time but only to the extent such operations or conduct are in full compliance with the terms of this Agreement.

      "Title Defect Amount" shall have the meaning set forth in Article 12.2(g) of this Agreement.

      "Title Defect Notice" should have the meaning set forth in Article
12.2(a).

      "Title Defect Property" shall have the meaning set forth in Article
12.2(a).

      "Title Indemnity Agreement" shall have the meaning set forth in Article 12.2(d)(ii).

      "Transaction Documents" means those documents executed pursuant to or in connection with this Agreement.

      "Treasury Regulations" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

      "Unit" means any unit formed under state or federal law, any operator's unit formed under any operating agreement, or any pooled or communitized area recognized under state or federal law.

      "Wells" shall have the meaning set forth in Article 2.1(b).

      "Working Interest" means, with respect to any Property, the interest in and to such Property that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Property, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

      1.2   REFERENCES.

The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereto," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified.

      1.3   ARTICLES.

This Agreement, for convenience only, has been divided into articles. The rights and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles.

      1.4   NUMBER AND GENDER.

Whenever the context requires, reference herein made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

                                   ARTICLE II
                                PURCHASE AND SALE

      2.1   PURCHASE AND SALE.

Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for, all of Seller's right, title and interest in and to the following (less and except for the Excluded Assets, collectively, the "Assets"):

            (a) the oil and gas leases more particularly described in Exhibit A, subject to any depth restrictions described in Exhibit A (collectively, the "Leases"), together with any and all other rights, titles, and interests of Seller in and to (i) the leasehold estates created thereby, subject to any depth restrictions described in Exhibit A and to the terms, conditions, covenants, and obligations set forth in the Leases and/or Exhibit A and (ii) the lands covered by the Leases or included in Units with which the Leases may have been pooled or unitized, subject to any depth restrictions described in Exhibit A (the "Lands"), including in each case, without limitation, fee interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, and all other interests of any kind or character;

            (b) all oil and gas wells located on the Leases and the Lands or on other leases or lands with which the Leases and/or the Lands may have been pooled or unitized (collectively and including the wells set forth on Exhibit A, the "Wells"), and all Hydrocarbons produced therefrom or allocated thereto;

            (c) Seller's interest in and to each future drilling location and the associated zones or formations designated in Schedule 3.8 and identified therein by a code "LOC" in the column with the heading "API", together with Seller's interests in the Leases, Lands and Applicable Contracts associated therewith (each such location and its associated zones or formations referred to as a "Location") (the Leases, the Lands, the Locations and the Wells being collectively referred to as the "Properties");

            (d) all rights and interests in, under, or derived from all unitization and pooling agreements in effect with respect to the Properties and the Units created thereby which accrue or are attributable to the interests of Seller in the Properties;

            (e) to the extent that they may be assigned, all Applicable
Contracts;

            (f) to the extent that they may be assigned, all permits, licenses, servitudes, easements, rights-of-way and other surface agreements to the extent used primarily in connection with the ownership or operation of the Properties or the Personal Property;

            (g) all equipment, machinery, fixtures, and other real, personal, and mixed property, operational and nonoperational, known or unknown, located on or used for the operation of the Properties or the other Assets described above as of the Effective Time, including, without limitation, saltwater disposal wells, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, pipelines, gathering systems, processing and separation facilities, platforms, structures, materials, and other items used in the operation thereof as of the Effective Time (collectively, the "Personal Property");

            (h) all Imbalances relating to the Properties or other Assets;

            (i) all of the rights, titles, and interests of Seller in and to all of the files, records, information, and data, whether written or electronically stored, primarily relating to the Assets, including, without limitation: (i) land and title records (including abstracts of title, title opinions, maps, and title curative documents); (ii) contract files; (iii) correspondence; (iv) operations, environmental, production, and accounting records, (v) geological, geophysical, seismic and related data and information, (including maps and logs) to the extent the transfer thereof is not restricted by obligations of Seller to Third Parties under confidentiality or license agreements and (vi) facility and Well records, but excluding any of the foregoing items to the extent that they comprise the Excluded Assets ("Records").

      2.2   EXCLUDED ASSETS.

Seller shall reserve and retain all of the Excluded Assets.

      2.3   REVENUES AND EXPENSES.

Subject to the provisions hereof, Seller shall remain entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds) and shall remain responsible for all Operating Expenses, in each case attributable to the Assets for the period of time prior to the Effective Time. Subject to the provisions hereof, and subject to the occurrence of the Closing, Buyer shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production, and other proceeds), and shall be responsible for all Operating Expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time. All Operating Expenses attributable to the Assets, in each case that are: (i) incurred with respect to operations conducted or production prior to the Effective Time shall be paid by or allocated to Seller and (ii) incurred with respect to operations conducted or production after the Effective Time shall be paid by or allocated to Buyer. "Operating Expenses" means all operating expenses (including without limitation costs of insurance and ad valorem, property, severance, production and similar taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other taxes) and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any, but excluding Liabilities attributable to (i) Liabilities for personal injury or death, property damage or violation of any Law, (ii) obligations to plug Wells, dismantle or decommission facilities, close pits and restore the surface around such Wells, facilities and pits, (iii) Environmental Liabilities, including obligations to Remediate any contamination of groundwater, surface water, soil, sediments or Personal Property under applicable Environmental Laws, (iv) obligations with respect to Imbalances, (v) obligations to pay working interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Properties, including those held in suspense.

                                   ARTICLE III
                                 PURCHASE PRICE

      3.1   PURCHASE PRICE.

The purchase price for the Assets shall be Dollars Ninety Four Million Seven Hundred Thousand Dollars ($94,700,000) (the "Purchase Price"), payable in United States currency by wire transfer in same day funds as and when provided in this Agreement.

      3.2   DEPOSIT.

(a) Concurrently with the execution of this Agreement by Buyer and Seller, Buyer has deposited by wire transfer in same day funds into escrow with Seller the sum of Five percent (5%) of the Purchase Price (the "Deposit"). The Deposit shall be applied toward the Purchase Price at the Closing without any interest earned thereon.

            (b) If (i) all conditions precedent to the obligations of Buyer set forth in Article VII have been met, and (ii) the transactions contemplated by this Agreement are not consummated on or before the Closing Date because of: (A) the failure of Buyer to materially perform one or more of its obligations hereunder, or (B) the failure of any of Buyer's representations or warranties hereunder to be true and correct in all material respects as of the Closing, then, in such event, Seller shall have the right to terminate this Agreement and to retain the Deposit as liquidated damages.

            (c) If (i) this Agreement is terminated by the mutual written agreement of Buyer and Seller, or (ii) the Closing does not occur on or before the Closing Date for any reason other than as set forth in Article 3.2(b), then Buyer shall be entitled to the delivery of the Deposit and Seller shall deliver same upon Buyer's request, free of any claims by Seller with respect thereto. Buyer and Seller shall thereupon have the rights and obligations set forth in
Article 15.2.

      3.3   ADJUSTMENTS TO PURCHASE PRICE.

The Purchase Price shall be adjusted as follows, and the resulting amount shall be herein called the "Adjusted Purchase Price":

            (a) The Purchase Price shall be adjusted upward by Seller's share of the following amounts (without duplication):

                  (i) an amount equal to the value of all marketable liquid Hydrocarbons attributable to the Properties in storage or existing in stock tanks, pipelines, plants and/or platforms (including inventory) as of the Effective Time, the value to be based upon the contract price in effect as of the Effective Time (or the market value, if there is no contract price, in effect as of the Effective Time), less amounts payable as royalties, overriding royalties, and other burdens upon, measured by, or payable out of such production and less severance taxes payable or deducted (or to be deducted) by the purchaser of such production;

                  (ii) an amount equal to all Operating Expenses and other costs and expenses that are attributable to the Assets during the Interim Period, to the extent paid before or after the Effective Time but prior to Closing, including, without limitation, (A) bond and insurance premiums paid by or on behalf of Seller during the Interim Period, (B) rentals and other lease maintenance payments and (C) ad valorem, property, severance and production taxes and any other taxes (exclusive of income taxes) based upon or measured by the ownership of the Assets, the production of Hydrocarbons, or the receipt of proceeds therefrom;

                  (iii) if Seller is the operator under a joint operating agreement covering any of the Properties, an amount equal to the costs and expenses paid by Seller on behalf of the other joint interest owners that are attributable to the Interim Period;

                  (iv) Title Benefit Amounts as a result of any Title Benefits for which the Title Benefit Amount has been determined prior to Closing;

                  (v) without duplication of any other amounts set forth in this
Article 3.3(a), the amount of all taxes prorated to Buyer but paid by Seller in accordance with Article 16.2;

                  (vi) to the extent that Seller is under produced as shown with respect to the net Imbalances set forth in Schedule 4.13, as complete and final settlement of all Imbalances, the sum of FOUR DOLLARS AND SEVENTY-FIVE CENTS ($4.75)/MCF; and

                  (vii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

            (b) The Purchase Price shall be adjusted downward by Seller's share of the following amounts (without duplication):

                  (i) an amount equal to all proceeds attributable to the sale of Hydrocarbons produced from or allocable to the Assets during the Interim Period, net of expenses (other than Operating Expenses) directly incurred in earning or receiving such proceeds, and any sales, excise or similar Taxes in connection therewith not reimbursed to Seller by a third party purchaser;

                  (ii) an amount equal to all proceeds from sales of Hydrocarbons relating to the Properties and payable to owners of working interests, royalties, overriding royalties and other similar interests (in each case) that are held by Seller in suspense as of the Closing Date, including, without limitation, royalty proceeds held in suspense;

                  (iii) an amount equal to all other proceeds received by Seller (other than from the sale of Hydrocarbons produced from or allocable to the Assets) to which Buyer is entitled pursuant to Article 2.3;

                  (iv) if Seller makes the election under Article 12.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined prior to Closing;

                  (v) if Seller makes the election under Article 13.1(b)(i) with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect if the Remediation Amount has been determined prior to Closing;

                  (vi) an amount determined pursuant to Article 12.2(d)(iii) or
Article 13.1(b)(iii) for any Properties and other Assets excluded from the Assets pursuant to such Articles;

                  (vii) without duplication of any other amounts set forth in this Article 3.3, the amount of all taxes prorated to Seller but payable by Buyer in accordance with Article 16.2;

                  (viii) to the extent that Seller is overproduced as shown with respect to the net Imbalances set forth in Schedule 4.13, as complete and final settlement of all Imbalances, the sum of FOUR DOLLARS AND SEVENTY-FIVE CENTS ($4.75)/MCF; and

                  (ix) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

      3.4   ADJUSTMENT METHODOLOGY.

When available, actual figures will be used for the adjustments to the Purchase Price at the Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments in accordance with Article 3.6.

      3.5   PRELIMINARY SETTLEMENT STATEMENT.

Not less than three (3) business days prior to the Closing, Seller shall prepare and submit to Buyer for review a draft settlement statement (the "Preliminary Settlement Statement") that shall set forth the Adjusted Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Seller's accounts for the wire transfers of funds as set forth in Article 9.3(b). Within two (2) business days of receipt of the Preliminary Settlement Statement, Buyer will deliver to Seller a written report containing all then known and quantified changes with the explanation therefor that Buyer proposes to be made to the Preliminary Settlement Statement. The Preliminary Settlement Statement, as agreed upon by the parties, will be used to adjust the Purchase Price at Closing.

      3.6   FINAL SETTLEMENT STATEMENT.

On or before ninety (90) days after the Closing Date, Buyer will prepare a settlement statement (the "Final Settlement Statement") based upon actual income and expenses during the Interim Period and which takes into account all known adjustments to be made to the Purchase Price and shows the resulting adjustments to the Purchase Price (the "Final Purchase Price"). As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, Seller shall return a written report containing any proposed changes to such Settlement Statement and an explanation of any such changes and the reasons therefor (a "Dispute Notice"). If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Price shall be final and binding on the parties hereto. Any difference in the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement and the Final Price shall be paid by the owing party within ten (10) days to the owed party. All amounts paid pursuant to this Article 3.6 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant party.

      3.7   DISPUTES.

If Seller and Buyer are unable to resolve the matters addressed in the Dispute Notice issued with respect to the Final Settlement Statement, each of Buyer and Seller shall within fourteen (14) business days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of twenty pages or less and submit such summaries to a person to be mutually selected by Buyer and Seller (the "Accounting Arbitrator"), together with the Dispute Notice, the Final Settlement Statement and any other documentation such party may desire to submit. Within twenty (20) business days after receiving the parties' respective submissions, the Accounting Arbitrator shall render a decision choosing either Seller's position or Buyer's position with respect to each matter addressed in any Dispute Notice, based on the materials described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Seller and Buyer and will be enforceable against any of the parties in any court of competent jurisdiction. The costs of such Accounting Arbitrators shall be borne one-half by Buyer and one-half by Seller.

      3.8   ALLOCATION OF PURCHASE PRICE / ALLOCATED VALUES.

Buyer and Seller agree that the unadjusted Purchase Price shall be allocated among the Assets, in accordance with the principles of Section 1060 of the Code and the Treasury Regulations, as set forth in Schedule 3.8 of this Agreement. The "Allocated Value" for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 3.8 and such Allocated Value shall be used in calculating adjustments to the Purchase Price as provided herein. Buyer and Seller agree (i) that the Allocated Values, as adjusted, shall be used by Seller and Buyer as the basis for reporting asset values and other items for purposes of all federal, state, and local tax returns, including without limitation Internal Revenue Service Form 8594 and (ii) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental Authorities, in audit or other proceedings with respect to taxes, in notices to preferential purchaser right holders, or in other documents or notices relating to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      4.1   ORGANIZATION, EXISTENCE.

DEPC is a limited partnership duly formed and validly existing under the laws of the State of Oklahoma. DLC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana. Seller has all requisite power and authority to own and operate its property (including, without limitation, its interests in the Assets) and to carry on its business as now conducted. Seller is duly licensed or qualified to do business as a foreign limited partnership or corporation, as applicable, and is in good standing in all jurisdictions in which such qualification is required by Law, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.

      4.2   AUTHORIZATION.

Seller has full power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery, and performance by Seller of this Agreement have been duly and validly authorized and approved by all necessary corporate or partnership action (as applicable) on the part of Seller. This Agreement is, and the Transaction Documents to which each Seller is a party when executed and delivered by such Seller will be, the valid and binding obligation of such Seller and enforceable against such Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

      4.3   NO CONFLICTS.

Subject to the receipt of the consents and approvals from Third Parties listed in Schedules 4.4 and 4.10 in connection with the transactions contemplated hereby, the execution, delivery, and performance by each Seller of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with or result in a breach of any provisions of the organizational documents or other governing documents of either Seller, (ii) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any Lease, Applicable Contract, note, bond, mortgage, indenture, license, or other material agreement to which any Seller is a party or by which any Seller or the Assets may be bound or (iii) violate any Law applicable to any Seller or any of the Assets, except in the case of clauses
(ii) and (iii) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a Material Adverse Effect.

      4.4   CONSENTS.

Except (a) as set forth in Schedule 4.4, (b) for Customary Post-Closing Consents, (c) under Contracts that are terminable by either by Seller or Buyer upon not greater than sixty (60) days notice without payment of any fee, and (d) preferential purchase rights and required consents set forth in Schedule 4.10, there are no consents or other restrictions on assignment, including, but not limited to, requirements for consents from Third Parties to any assignment (in each case) that would be applicable in connection with the transfer of the Assets or the consummation of the transactions contemplated by this Agreement by Seller.

      4.5   BANKRUPTCY.

There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller's Knowledge, threatened against any Seller.

      4.6   FOREIGN PERSON.

Neither Seller is a "foreign person" within the meaning of Section 1445 of the Code.

      4.7   LITIGATION.

Except as set forth in Schedule 4.7, there is no suit, action or litigation by any Person by or before any Governmental Authority, and no legal, administrative or arbitration proceedings, pending, or to Seller's Knowledge, threatened against Seller or the Assets, that would have a Material Adverse Effect.

      4.8   MATERIAL CONTRACTS.

            (a) Schedule 4.8 sets forth all Applicable Contracts of the type described below (collectively, the "Material Contracts"):

                  (i) any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller of more than One Hundred Thousand Dollars ($100,000) during the current or any subsequent calendar year or Five Hundred Thousand Dollars ($500,000) during the remaining term of such contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

                  (ii) any Applicable Contract that can reasonably be expected to result in aggregate revenues to Seller of more than One Million Dollars ($1,000,000) during the current or any subsequent calendar year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

                  (iii) any Applicable Contract that is not terminable without penalty on sixty (60) days or less notice;

                  (iv) any indenture, mortgage, loan, credit or sale-leaseback or any other Contract that can reasonably be expected to result in aggregate payments by Seller of more than Five Hundred Thousand Dollars ($500,000) during the remaining term of such instrument or Contract;

                  (v) any Applicable Contract that constitutes a lease under which Seller is the lessor or the lessee of real or personal property, which lease (A) cannot be terminated by Seller (or Buyer after the Closing) without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than One Hundred Thousand Dollars ($100,000.00);

                  (vi) any Applicable Contract with any Affiliate of Seller that will not be terminated prior to Closing; and

                  (vii) any Applicable Contract with any Affiliate of Seller that will not be terminated prior to Closing.

            (b) Except as set forth on Schedule 4.8 and except for such matters that would not have a Material Adverse Effect, there exist no defaults under the Material Contracts by Seller or, to Seller's Knowledge, by any other Person that is a party to such Material Contracts, and no event has occurred that with notice or lapse of time or both would constitute any default under any such Contract by Seller or, to Seller's Knowledge, any other Person who is a party to such Material Contract. Within three (3) days following the execution of this Agreement, Seller will furnish to Buyer complete copies of each Material Contract and all amendments or supplements thereto.

      4.9   NO VIOLATION OF LAWS.

To Seller's Knowledge, except as set forth on Schedule 4.9, Seller has not violated any applicable Laws with respect to the ownership or operation of the Assets, except where such violations would not have a Material Adverse Effect. This Article 4.9 does not refer to or include any matters with respect to violations of Environmental Laws, as such matters are addressed exclusively in Article 4.15.

      4.10  PREFERENTIAL RIGHTS AND CONTRACTS.

Except as set forth in Schedule 4.10, there are no preferential rights to purchase or required consents that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby.

      4.11  ROYALTIES, ETC.

Except as would not have a Material Adverse Effect and except for such items that are being held in suspense for which the Purchase Price is adjusted pursuant to Article 3.3(b)(ii), Seller has paid all royalties, overriding royalties and other burdens on production due by Seller with respect the Properties, or if not paid, is contesting such royalties and other burdens in good faith in the normal course of business. To Seller's Knowledge, there is no claim or demand exceeding $20,000 for underpayment or non-payment of royalties under an individual Lease.

      4.12  PERSONAL PROPERTY.

   To Seller's Knowledge, , all Personal Property constituting a part of the Assets are in a state of repair so as to be adequate for normal operations, except where such state of repair would not have a Material Adverse Effect.

      4.13  IMBALANCES.

   To Seller's Knowledge, Schedule 4.13 sets forth all Imbalances associated with the Properties as of the Effective Time.

      4.14  CURRENT COMMITMENTS.

Schedule 4.14 sets forth, as of the date of this Agreement, all authorities for expenditures ("AFE's") relating to the Properties to drill or rework Wells or for other capital expenditures pursuant to any of the Material Contracts or any applicable joint operating agreement for which all of the activities anticipated in such AFE's or commitments have not been completed as of the date of execution of this Agreement. Seller shall update and furnish to Buyer such Schedule 4.14 upon request but not more than twice prior to Closing.

      4.15  ENVIRONMENTAL.

Seller represents to Buyer the following:

            (a) with respect to the Assets, Seller has not entered into, or is not subject to, any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority in existence as of the date of this Agreement based on any Environmental Laws that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets;

            (b) except as set forth in Schedule 4.15, Seller has not received written notice from any Person of any Release, disposal, event, condition, circumstance, activity, practice or incident concerning any Lands, facility, Asset or Property included in the Assets that: (i) interferes with or prevents compliance by Seller with any Environmental Law or the terms of any license or permit issued pursuant thereto; or (ii) gives rise to or results in any common law or other liability of Seller to any Person which, in the case of either clause (i) or (ii) hereof, would have a Material Adverse Effect;

            (c) to Seller's Knowledge, all material reports, studies, written notices from environmental Governmental Authorities, tests, analyses, and other documents specifically addressing environmental matters related to Seller's ownership or operation of the Properties, which are in Seller's possession, have been made available to Buyer;

            (d) the operations of Seller comply in all material respects with all applicable Environmental Laws, and Seller has obtained those permits, licenses or approvals required by Environmental Laws and is in material compliance with such permits, licenses or approvals;

            (e) since January 1, 2002, Seller has not received any claims or written inquiry or notice from any Person alleging that Seller is not now, or in the past has not been, in compliance with any then-applicable Environmental Laws;

            (f) no Environmental Encumbrance has attached to any Asset;

            (g) to the Knowledge of Seller, Seller has not caused or allowed a Release of any Contaminant on, in, about, or from any Asset in a manner (i) that is other than as allowed by Environmental Laws or (ii) so as to give rise to any Environmental Liabilities;

            (h) to the Knowledge of Seller, there are no facts, events or conditions relating to any Asset, or any operations of any of Seller that give rise to any Environmental Liabilities;

            (i) to the Knowledge of Seller, Seller has not caused or allowed Contaminants to migrate from any Asset upon or beneath any other properties, except as permitted by Environmental Laws, or caused or allowed Contaminants to migrate from other properties onto or beneath any Asset, except as permitted by Environmental Laws;

            (j) to the Knowledge of Seller, Seller has not generated, treated, processed, stored, or handled Contaminants (or transported, disposed, or arranged for disposal, reclamation, recycling, or sale of Contaminants from any Asset to other properties) other than as allowed by Environmental Laws;

            (k) to the Knowledge of Seller, Seller has not generated, treated, processed, stored, or handled Contaminants (or transported, disposed, or arranged for disposal, reclamation, recycling, or sale of Contaminants from any Asset) under circumstances that give rise to Environmental Liabilities;

            (l) to the Knowledge of Seller, Schedule 4.15 lists all material permits issued by Governmental Authorities that are held by the Seller under any Environmental Laws;

            (m) to the Knowledge of Seller, Schedule 4.15 lists (i) all underground storage tanks that exist under any Asset and (ii) any unlined pits used for production operations or Hydrocarbon storage that are located on the Lands covered by Leases;

            (n) Schedule 4.15 lists all environmental audit reports (or other reports, or other documentation of studies, relating to any investigation of any Environmental Matters or any potential or actual Environmental Liabilities) prepared by, for or with respect to Seller or the Assets;

            (o) none of the Assets consists of idle equipment with NORM readings greater than 50 micro-roetegens (microR) per hour as measured with a calibrated Ludlum Radioactivity Detection Meter; and

            (p) Seller is not subject to any ongoing obligation under any consent order, consent judgment, consent decree, court or administrative order, decree, or judgment issued by any Governmental Authority or court regarding any Environmental Matter or pertaining to any claim under OSHA.

      4.16  PRODUCTION TAXES.

Except as disclosed in Schedule 4.16, during the period of Seller's ownership of the Assets, all ad valorem, property, production, severance, and similar taxes and assessments (including penalties and interest) based on or measured by the ownership of the Assets, the production of Hydrocarbons, or the receipt of proceeds therefrom that have become due and payable before the Effective Time have been properly paid, other than taxes which have been contested in good faith.

      4.17  (NOT USED)

      4.18  BROKERS FEES.

Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

      4.19  GOVERNMENTAL PERMITS.

Except as set forth on Schedule 4.19, Seller owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, concessions, approvals and other authorizations from all Governmental Authorities which are necessary to entitle each of them to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (collectively, "Governmental Permits"). To the Knowledge of Seller, Seller has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, and which would have a material adverse effect on the Assets affected thereby.

                                   ARTICLE V
                     BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller the following:

      5.1   ORGANIZATION; EXISTENCE.

Buyer is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the state of its formation and has all requisite power and authority to own and operate its property and to carry on its business as now conducted.

      5.2   AUTHORIZATION.

Buyer has full corporate power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery, and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary corporate or partnership action (as applicable) on the part of Buyer. This Agreement is, and the Transaction Documents to which Buyer is a party when executed and delivered by Seller will be, the valid and binding obligation of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

      5.3   NO CONFLICTS.

   The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any provisions of the organizational or other governing documents of Buyer, (ii) result in a default or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (iii) violate any Law or Order applicable to Buyer or any of its property, except in the case of clauses (ii) and (iii) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement.

      5.4   CONSENTS.

There are no consents or other restrictions on assignment, including, but not limited to, requirements for consents from Third Parties to any assignment (in each case) that would be applicable in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

      5.5   BANKRUPTCY.

There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer's knowledge, threatened against Buyer.

      5.6   LITIGATION.

There is no suit, action, investigation or inquiry by any Person or by or before any Governmental Authority, and no legal, administrative, or arbitration proceedings pending, or to Buyer's knowledge, threatened against Buyer, or to which Buyer is a party, that would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated in this Agreement.

      5.7   FINANCING.

Buyer has, and shall have as of the Closing Date, sufficient funds with which to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

      5.8   REGULATORY.

Buyer is currently qualified, and shall continue to maintain its qualification, to own and assume operatorship of federal and state oil, gas and mineral leases in all jurisdictions (including the federal and state waters in the Gulf of Mexico) where the Assets to be transferred to it are located, and the consummation of the transactions contemplated in this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by any applicable Laws, Buyer currently has, and will hereafter continue to maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of such leases and will timely file any and all required reports necessary for such operations with all Governmental Authorities having jurisdiction over such operations.

      5.9   INDEPENDENT EVALUATIONS

Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transaction contemplated herein, Buyer
(a) has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by Seller, and (b) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets. Buyer has no knowledge of any fact that results in the breach of any representation, warranty or covenant of Seller given hereunder.

      5.10  BROKER'S FEES.

Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller or Seller's Affiliates shall have any responsibility.

      5.11  ACCREDITED INVESTORS

Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

                                   ARTICLE VI
                               CERTAIN AGREEMENTS

      6.1   CONDUCT OF BUSINESS.

Except as set forth in Schedule 6.1, Seller agrees that from and after the date of execution of this Agreement until Closing, except as expressly contemplated by this Agreement or as expressly consented to in writing by an officer of Buyer, Seller shall:

            (a) operate (or cause to be operated) the Assets in accordance with Seller's usual, regular and ordinary manner consistent with past practice;

            (b) maintain Seller's books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with Seller's historical accounting practices;

            (c) give written notice to Buyer as soon as is practicable of any written notice received or given by Seller with respect to any alleged material breach of any Lease or Material Contract;

            (d) (i) not make any non-consent elections with respect to operations affecting the Assets; provided further that with respect to any such non-consent elections with respect to such operations, Seller may deliver notice of same to Buyer and Buyer shall review and notify Seller in writing within twenty-four (24) hours of receipt thereof whether it desires to consent or non-consent such operations and if Buyer does not so timely respond to any such notice, Buyer shall be deemed to have responded to same in the same manner as Seller elects to vote with respect to such operation, and (ii) except emergency operations, operations required under presently existing AFE's described on
Schedule 4.14 and operations undertaken to avoid any penalty provision of any applicable agreement or order, not propose, agree to or commence any operations on the Assets anticipated to cost (as to Seller's interest in the Assets) in excess of $250,000 per operation; provided that with respect to emergency operations, Seller shall notify Buyer of said emergency as soon as reasonably practicable, and provided further that such respect to AFE's in excess of $250,000 net to Seller's interest, Seller shall forward same to Buyer as soon as reasonably practicable following receipt thereof and Buyer shall review and respond to same in writing to Seller within twenty-four (24) hours of its receipt thereof and if Buyer does not timely respond to any such AFE, Buyer shall be deemed to have responded to same in the same manner as Seller elects to vote;

            (e) not enter into a Contract that if entered into prior to the date of this Agreement, would be required to be listed in a schedule attached to this Agreement, or materially amend or change the terms of any Contract applicable to the Assets; and

            (f) not transfer or relocate any equipment or Personal Property used with respect to a Property to any other location.

Buyer acknowledges Seller owns undivided interests in certain of the properties comprising the Assets that it is not the operator thereof, and Buyer agrees that the acts or omissions of the other working interests owners (including the operators) who are not Seller or any Affiliates of Seller shall not constitute a breach of the provisions of this Article 6.1, nor shall any action required by a vote of working interest owners constitute such a breach, so long as Seller has voted its interest in a manner that complies with the provisions of this Article 6.1.

      6.2   SUCCESSOR OPERATOR.

While Buyer acknowledges that it desires to succeed Seller as operator of those Assets or portions thereof that Seller may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of same since the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that as to the Assets it operates, it shall use its commercially reasonable efforts to support the election or appointment of Buyer as the successor operator effective as of the Closing and further agrees that it shall designate and/or appoint by assignment, to the extent legally possible, Buyer as successor operator effective as of the Closing.

      6.3   HSR ACT.

If applicable, within five (5) business days following the execution by Buyer and Seller of this Agreement, Buyer and Seller will each prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the transactions contemplated by this Agreement by the HSR Act, and request early termination of the waiting period thereunder. Buyer and Seller agree to respond promptly to any inquiries from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Buyer and Seller shall cooperate with each other and, subject to the terms of the Confidentiality Agreement, shall promptly furnish all information to the other party that is necessary in connection with Buyer's and Seller's compliance with the HSR Act. Buyer and Seller shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. Each of Seller and Buyer shall use its commercially reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to consummate the transactions consummated hereby.

      6.4   GOVERNMENTAL BONDS.

Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates with Governmental Authorities and relating to the Assets (collectively, "Bonds") are transferable to Buyer. On or before the Closing Date, and to the extent Buyer assumes the operatorship of the affected properties, Buyer shall obtain, or cause to be obtained in the name of Buyer or its designee, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guarantees posted by Seller and/or its Affiliates. In addition, at or prior to Closing, Buyer shall deliver to Seller evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such authorities to own and, where appropriate, operate, the Assets.

      6.5   RECORD RETENTION.

Buyer, for a period of four (4) years (or seven (7) years for tax and accounting records) following Closing, will (i) retain the Records in Buyer's business records, (ii) provide Seller, its Affiliates, and its and their officers, employees and representatives with access to the Records (to the extent that Seller has not retained the original or a copy) during normal business hours for review and copying at Seller's expense, and (iii) provide Seller, its Affiliates, and its and their officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Article 14.2 of this Agreement for review and copying at Seller's expense.

      6.6   NOTIFICATIONS.

Buyer will notify Seller promptly after Buyer reasonably concludes that any representation or warranty of Seller contained in this Agreement is, becomes or will be untrue in any material respect.

                                  ARTICLE VII
                          BUYER'S CONDITIONS TO CLOSING

      The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing of each of the following conditions:

      7.1   REPRESENTATIONS.

The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date.

      7.2   PERFORMANCE.

Seller shall have materially performed or complied with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date so as to not result in a Material Adverse Affect.

      7.3   NO LEGAL PROCEEDINGS.

No material suit, action, or other proceeding shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

      7.4   TITLE DEFECTS AND ENVIRONMENTAL DEFECTS.

The sum of (i) all Title Defect Amounts less Title Benefit Amounts prior to the Closing, plus (ii) all Remediation Amounts for Environmental Defects determined under Article XIII prior to the Closing, shall be less than fifteen percent (15%) of the Purchase Price.

      7.5   HSR ACT.

If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired, notice of early termination shall have been received, or a consent order issued (in form and substance satisfactory to Seller) by or from applicable Governmental Authorities.

                                  ARTICLE VIII
                         SELLER'S CONDITIONS TO CLOSING

      The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing of each of the following conditions precedent:

      8.1   REPRESENTATIONS.

The representations and warranties by Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date.

      8.2   PERFORMANCE.

Buyer shall have materially performed or complied with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.

      8.3   NO LEGAL PROCEEDINGS.

No material suit, action, or other proceeding shall be pending before any Governmental Authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

      8.4   TITLE DEFECTS AND ENVIRONMENTAL DEFECTS.

The sum of (i) all Title Defect Amounts less Title Benefit Amounts prior to the Closing, plus (ii) all Remediation Amounts for Environmental Defects determined under Article XIII prior to the Closing, shall be less than ten percent (10%) of the Purchase Price.

      8.5   HSR ACT.

If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired, notice of early termination shall have been received, or a consent order issued (in form and substance satisfactory to Seller) by or from applicable Governmental Authorities.

                                   ARTICLE IX
                                     CLOSING

      9.1   DATE OF CLOSING.

Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the "Closing") shall occur on or before April 13, 2005, or such other date as Buyer and Seller may agree upon in writing. The date of the Closing shall be the "Closing Date".

      9.2   PLACE OF CLOSING.

The Closing shall be held at Seller's offices located at 20 N. Broadway, Oklahoma City, Oklahoma 73102.

      9.3   CLOSING OBLIGATIONS.

At the Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

            (a) Each party Seller shall deliver to Buyer a certificate duly executed by the Secretary or any Assistant Secretary of such Seller, dated as of the Closing Date (i) attaching and certifying on behalf of Seller copies of the resolutions of the Board of Directors or the Partners of such Seller, as applicable, authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated herein, and (ii) certifying on behalf of such Seller the incumbency of each officer of such Seller executing this Agreement or any document delivered by such Seller at Closing.

            (b) Buyer shall deliver to Seller a certificate duly executed by the Secretary or any Assistant Secretary of Buyer, dated as of the Closing Date (i) attaching and certifying on behalf of Buyer copies of resolutions authorizing the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated herein, and (ii) certifying on behalf of Buyer the incumbency of each officer of Buyer executing on behalf of Buyer this Agreement or any document delivered by Buyer at Closing.

            (c) Seller and Buyer shall execute and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties and parishes in which the Assets are located or recordings are required to be made.

            (d) Seller and Buyer shall execute and deliver assignments, on appropriate forms, of interests in state and/or federal leases comprising the Assets, if any.

            (e) Seller and Buyer shall execute and deliver the Preliminary Settlement Statement.

            (f) Buyer shall deliver to Seller, to the accounts designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the Adjusted Purchase Price, after giving effect to the Deposit.

            (g) Seller shall deliver on forms supplied by Buyer and reasonably acceptable to Seller transfer orders or letters in lieu thereof directing all purchasers of production or other payors to make payment to Buyer of proceeds attributable to production from the Assets from and after the Effective Time, for delivery by Buyer to the purchasers of production or payors.

            (h) Seller shall deliver an executed statement described in Treasury Regulation Section 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code.

            (i) Subject to Article 6.2, to the extent applicable and required under applicable Laws, for any state and/or federal lease included in the Assets, Seller shall deliver designation of operator forms.

            (j) Seller and Buyer shall execute and deliver any other agreements, instruments or documents which are required by terms of this Agreement to be executed and/or delivered at the Closing.

      9.4   RECORDS.

In addition to the obligations set forth under Article 9.3 above, Seller shall deliver to Buyer possession of the Records within five (5) days following Seller's receipt of Buyer's request furnished at any time following the fifth
(5th) business day following the Closing.

                                   ARTICLE X
                                EMPLOYEE MATTERS

      10.1  EMPLOYEES AND CONTRACT PERSONNEL.

Seller shall be solely responsible for all obligations owed to its Employees and Contract Personnel as a result of the execution and performance of this Agreement.

      10.2  SELLER'S EMPLOYEE BENEFIT PLANS.

Seller has and shall retain sole responsibility for Seller's employee benefit plans. Buyer shall not assume any responsibility for Seller's employee benefit plans.

      10.3  NO THIRD PARTY RIGHTS.

Seller and Buyer do not intend to create any third-party beneficiary rights respecting any Employee or any Contract Personnel as a result of the provisions herein and specifically hereby negate any such intention.

                                   ARTICLE XI
                               ACCESS/DISCLAIMERS

      11.1  ACCESS.

            (a) From and after the date of execution of this Agreement and up to and including the Closing Date (or date of early termination of this Agreement) but subject to the other provisions of this Article XI and obtaining any required consents of Third Parties, including Third Party operators of the Assets (with respect to which consents Seller shall use commercially reasonable efforts to obtain), Seller shall afford to Buyer and its officers, employees, agents, accountants, attorneys, investment bankers and other authorized representatives ("Buyer's Representatives") full access, during normal business hours, to the Assets and all Records and other documents in Seller's or any their respective Affiliates' possession relating primarily to the Assets. Seller shall also make available to Buyer and Buyer's Representatives, upon reasonable notice during normal business hours, Seller's personnel knowledgeable with respect to the Assets in order that Buyer may make such diligence investigation as Buyer considers necessary or appropriate. All investigations and due diligence conducted by Buyer or any Buyer's Representative shall be conducted at Buyer's sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer's Representative shall result from Buyer's own independent review and judgment.

            (b) Buyer shall be entitled to conduct a Phase I environmental property assessment with respect to the Assets. Seller or its designee shall have the right to accompany Buyer and Buyer's Representatives whenever they are on site on the Assets and also to collect split test samples if any are collected. Notwithstanding anything herein to the contrary, Buyer shall not have access to, and shall not be permitted to conduct any environmental due diligence (including any Phase I environmental property assessments) with respect to any Assets where Seller does not have the authority to grant access for such due diligence (provided, however, Seller shall use its commercially reasonable efforts to obtain permission from any Third Party to allow Buyer and Buyer's Representatives such access). In the event that Buyer's Phase I environmental property assessments identify actual or potential "recognized environmental concerns", then Buyer may request Seller's permission to conduct additional Phase II environmental property assessments. The additional Phase II environmental property assessment procedures relating to any additional investigation shall be submitted to Seller in a Phase II environmental property assessment plan. Thereafter, Seller may, in its sole discretion, approve said Phase II environmental property assessment plan, in whole or in part and Buyer shall not have the right to conduct any activities set forth in such plan until such time that Seller has approved such plan in writing. Any such approved Phase II environmental property assessment plan shall be performed in accordance with this Article XI and in compliance with all Laws. In the event Seller has not timely approved a Phase II assessment plan acceptable to Buyer for one or more properties, or Buyer is unable to enter one or more of the Properties in order to conduct of Phase I or II assessment, then Buyer shall have the right to exclude the affected Properties from sale and to adjust the Purchase Price.

            (c) Buyer shall coordinate its environmental property assessments and physical inspections of the Assets with Seller to minimize any inconvenience to or interruption of the conduct of business by Seller. Buyer shall abide by Seller's, and any Third Party operator's safety rules, regulations, and operating policies while conducting its due diligence evaluation of the Assets including any environmental or other inspection or assessment of the Assets. Buyer hereby defends, indemnifies and holds harmless each of the operators of the Assets and Seller Indemnified Parties from and against (i) except as provided in clause (ii) below, any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment, or other due diligence activity conducted by Buyer or any Buyer's Representative with respect to the Assets, REGARDLESS OF FAULT, EXCEPTING ONLY ANY SELLER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND (ii) all Liabilities for personal injury or property damage of any Seller Indemnified Party to the extent same are caused by or result from any negligence or willful misconduct of Buyer or Buyer's Consultants in conducting or performing the activities on the Properties; provided, however, that Buyer shall not be obligated to defend, indemnify or hold harmless any Seller Indemnified Party under this clause (ii) for any Seller Indemnified Party's negligence or willful misconduct.

            (d) Buyer agrees to promptly provide Seller, but in no less than five (5) days after receipt or creation, copies of all final reports and test results, prepared by Buyer and/or any of Buyer's Representatives and which contain data collected or generated from Buyer's due diligence with respect to the Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made representation or warranty, expressed, implied or statutory, as to the condition to the Assets or to the accuracy of said documents or the information contained therein.

            (e) Upon completion of Buyer's due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates, (i) close all bore holes from its Phase I environmental property assessment and any approved work with respect to a Phase II environmental property assessment in accordance with recognized industry standards, (ii) repair all damage done to the Assets in connection with Buyer's due diligence,
(iii) restore the Assets to the approximate same or better condition than it was prior to commencement of Buyer's due diligence and (iv) remove all equipment, tools or other property brought onto the Assets in connection with Buyer's due diligence. Any disturbance to the Assets (including, without limitation, the real property associated with such Assets) resulting from Buyer's due diligence will be promptly corrected by Buyer.

            (f) Upon request by Seller, Buyer shall provide evidence of insurance reasonably satisfactory to Seller prior to entering the Assets.

      11.2  CONFIDENTIALITY.

Buyer acknowledges that, pursuant to its right of access to the Records or the Assets, Buyer will become privy to confidential and other information of Seller and that such confidential information shall be held confidential by Buyer and Buyer's Representatives in accordance with the terms of the Confidentiality Agreement. If the Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate (except as to (i) such portion of the Assets that are not conveyed to Buyer pursuant to the provisions of this Agreement, and (ii) the Excluded Assets).

      11.3  DISCLAIMERS.

            (a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 12.1 OR ARTICLE IV OF THIS AGREEMENT, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

            (b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 12.1 OR
ARTICLE IV OF THIS AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS,
(VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO

BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 12.1 OR ARTICLE IV OF THIS AGREEMENT, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. WITH RESPECT TO ANY OF THE ASSETS THAT ARE LOCATED IN LOUISIANA, BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN EXPRESSLY CALLED TO ITS ATTENTION AND INCLUDES, WITHOUT LIMITATION, A WAIVER OF WARRANTY AGAINST REHIBITORY VICES ARISING UNDER LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, INCLUSIVE.

            (c) OTHER THAN THOSE REPRESENTATIONS SET FORTH IN ARTICLE 4.15, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO BUYER'S RIGHTS UNDER ARTICLE XIII AND
ARTICLE XIV, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

            (d) SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 11.3 ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

                                   ARTICLE XII
                TITLE MATTERS; CASUALTIES; TRANSFER RESTRICTIONS

      12.1 SELLER'S TITLE.

            (a) General Disclaimer of Title Warranties and Representations. Except for the special warranty of title as set forth in Article 12.1(b) and without limiting Buyer's remedies for Title Defects set forth in this Article XII, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller's title to any of the Assets and Buyer hereby acknowledges and agrees that Buyer's sole remedies for any defect of title, including any Title Defect, with respect to any of the Assets shall be (i) as set forth in Article 12.2 and (ii) pursuant to the special warranty of title set forth in Article 12.1(b).

            (b) Special Warranty of Title. If the Closing occurs, then effective as of the Closing Date, Seller warrants Defensible Title to the Properties and the other Assets unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Seller or its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances; provided, however, that, except with respect to any liability of Seller for any claim asserted in writing by Buyer to Seller in accordance with Article 12.1(c) on or before the expiration of the Survival Period for the Asset in question for breach of such special warranty, such special warranty shall cease and terminate at the end of such Survival Period. No warranty of title shall be contained in the Assignment. Said special warranty of title shall be subject to the further limitations and provisions of this Article XII.

            (c) Recovery on Special Warranty.

                  (i) Buyer's Assertion of Title Warranty Breaches. Prior to expiration of the Survival Period, Buyer shall furnish Seller a Title Defect Notice meeting the requirements of Article 12.2(a) setting forth any matters which Buyer intends to assert as a breach of Seller's special warranty in
Article 12.1(b). For all purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no further liability for, any breach of Seller's special warranty that Buyer fails to assert by a Title Defect Notice given to Seller on or before the expiration of the Survival Period applicable to the Assets in question. Seller shall have a reasonable opportunity, but not the obligation, to cure any Title Defect asserted by Buyer pursuant to this Article 12.1(c)(i). Buyer agrees to reasonably cooperate with any attempt by Seller to cure any such Title Defect.

                  (ii) Limitations on Special Warranty. For purposes of Seller's special warranty of title, (a) the value of each Property shown in Schedule 3.8 and the other Assets shall be deemed to be the Allocated Value thereof, as adjusted herein and (b) the value of each Designated Unit (less and except any Well listed in Schedule 3.8 that is located in such Designated Unit) shall be deemed to be the sum of the Allocated Values of the Locations located in such Designated Unit. Recovery on Seller's special warranty of title shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Purchase Price to which Buyer would have been entitled had Buyer asserted the Title Defect giving rise to such breach of Seller's special warranty of title as a Title Defect prior to Closing pursuant to Article 12.2.

      12.2 NOTICE OF TITLE DEFECTS; DEFECT ADJUSTMENTS.

            (a) Title Defect Notices. On or before the Title Claim Date, Buyer must deliver claim notices to Seller meeting the requirements of this Article 12.2(a) (collectively the "Title Defect Notices" and individually a "Title Defect Notice") setting forth any matters which, in Buyer's reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Article XII. For purposes of this Article 12.2, a Designated Unit shall be deemed to be (i) a Property for purposes of the definitions of Net Revenue Interest, Working Interest or Permitted Encumbrance, and (ii) an Asset for purposes of the definition of Title Defect. For all purposes of this Agreement and notwithstanding anything herein to the contrary, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Title Defect which Buyer fails to assert as a Title Defect by a Title Defect Notice received by Seller on or before the Title Claim Date; provided, however, that, for purposes of Seller's special warranty to title under Article 12.1(b), such waiver shall not apply to any matter that prior to the Title Claim Date, is neither reflected of record nor discovered by any of Buyer's or any of its Affiliate's employees or any title attorney, landman or other title examiner while conducting Buyer's due diligence with respect to the Assets. To be effective, each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect(s), (ii) the Properties and/or other Assets affected by the Title Defect (each a "Title Defect Property"), (iii) the Allocated Value of each Title Defect Property, (iv) supporting documents reasonably necessary for Seller to verify the existence of the alleged Title Defect(s), and (v) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and the computations upon which Buyer's belief is based. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Title Claim Date, written notice of all Title Defects discovered by Buyer during the preceding period, which notice may be preliminary in nature and supplemented, amended, corrected or withdrawn prior to the Title Claim Date.

            (b) Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Title Claim Date with respect to each Title Benefit a notice (a "Title Benefit Notice") including (i) a description of the Title Benefit, (ii) the Property affected by the Title Benefit, and (iii) the amount by which Seller reasonably believes the Allocated Value is increased by the Title Benefit, and the computations upon which Seller's belief is based. Except for purposes of defending against or paying any claim that Seller has breached its special warranty of title under
Article 12.1(c)(ii), Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Title Claim Date.

            (c) Seller's Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure at any time prior to the Title Claim Date (the "Cure Period"), any Title Defects of which it has been advised by Buyer.

            (d) Remedies for Title Defects. Subject to Seller's continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto and subject to the rights of the parties pursuant to Article 15.1(d), in the event that any Title Defect timely asserted by Buyer in accordance with Article 12.2(a) is not waived in writing by Buyer or cured on or before the Title Claim Date, Seller shall, at its sole option, elect to:

                  (i) Subject to the Individual Title Defect Threshold, reduce the Purchase Price by an amount ("Title Defect Amount") determined pursuant to
Article 12.2(g) or 12.2(j) as being the value of such Title Defect;

                  (ii) indemnify Buyer against all Liability resulting from such Title Defect pursuant to an indemnity agreement (the "Title Indemnity Agreement") in the form attached hereto as Exhibit C;

                  (iii) retain the entirety of the Title Defect Property that is subject to such Title Defect (or accept a reassignment of such property), together with all associated Assets, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Title Defect Property and such associated Assets; or

                  (iv) if applicable, terminate this Agreement pursuant to
Article 15.1(d).

            (e) Remedies for Title Benefits. With respect to each Property affected by Title Benefits reported under Article 12.2(b), the Purchase Price shall be increased by an amount (the "Title Benefit Amount") equal to the increase in the Allocated Value for such Well caused by such Title Benefits, as determined pursuant to Article 12.2(j).

            (f) Exclusive Remedy. Except for Seller's special warranty of title under Article 12.1(b), Article 12.2(f) shall be the exclusive right and remedy of Buyer with respect to Seller's failure to have Defensible Title with respect to any Asset.

            (g) Title Defect Amount. The Title Defect Amount resulting from a Title Defect shall be the amount by which the Allocated Value of the affected Title Defect Property is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following terms and conditions:

                  (i) if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

                  (ii) if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

                  (iii) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest stated in Exhibit A, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in Exhibit A;

                  (iv) if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the actual cost and expense incurred to cure such Title Defect;

                  (v) If (A) a Title Defect Property is not a Well (or specified zone(s) therein), (B) such Title Defect Property does not have an Allocated Value, (C) the Title Defect with respect to such Title Defect Property causes a loss of title to such Title Defect Property, and (D) the loss of such title to such Title Defect Property will prevent the continued operation or production of a Well (or one or more specified zone(s) therein) shown in Exhibit A (such Well or the specified zone(s) therein being referred to as the "Affected Well") and the other Assets are not capable of providing an alternative means to support, in all material respects, the continued operation or production of the Affected Well, then such Title Defect Property (a "Defective Support Property") and such Affected Well shall collectively be considered a single Title Defect Property for purposes of this Article XII; provided, however, that the Title Defect Amount resulting from the Title Defect affecting such Defective Support Property shall be the lesser of (1) the reasonable cost to replace such Defective Support Property (not to exceed the fair market value of such Defective Support Property in its depreciated condition as of the Effective
Date), if such Defective Support Property is reasonably capable of being replaced, (2) the reasonable cost of providing an alternative means to support in all material respects the continued operation or production of the Affected Well, or (3) the Title Defect Amount that would otherwise be applicable to such Title Defect under this Article XII.

                  (vi) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

                  (vii) notwithstanding anything to the contrary in this Article XII, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.

            (h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

                  (i) if Buyer and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount; and

                  (ii) if the Title Benefit represents a discrepancy between (A) the Net Revenue Interest for any Property (or the specified zone(s) therein) and
(B) the Net Revenue Interest stated in Exhibit A, then the Title Benefit Amount shall be the product of the Allocated Value of the affected Property multiplied by a fraction, the numerator of which is the Net

Revenue Interest increase and the denominator of which is the Net Revenue Interest stated in Exhibit A.

            (i) Title Thresholds. Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed Fifty Thousand Dollars ($50,000) ("Individual Title Defect Threshold"), after which point Buyer shall be entitled to an adjustment to the Purchase Price or other remedies with respect to the entire Title Defect Amount for the affected Assets; provided however, that there shall be no Individual Title Defect Threshold attributable to Title Defects resulting from clauses (1) or (2) within the definition of Title Defect.

            (j) Title Dispute Resolution. Seller and Buyer shall attempt to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts prior to Closing. If Seller and Buyer are unable to so agree by Closing, the Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved pursuant to this Article 12.2(j). There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years experience in oil and gas titles involving properties in the regional area in which the identified Title Defect Properties are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the end of the Cure Period, and absent such agreement, by the Houston office of the American Arbitration Association (the "Title Arbitrator"). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Article. The Title Arbitrator's determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth in Articles 12.2(g) and 12.2(j) and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator, however, may not award the Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in its applicable Title Defect Notice and may not award Seller a greater Title Benefit Amount than the Title Benefit Amount claimed by Seller in its applicable Title Benefit Notice. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect, Title Benefit, Title Defect Amounts and/or Title Benefit Amounts submitted by Buyer or Seller as applicable, and may not award damages, interest or penalties to either party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Title Arbitrator. To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price pursuant to
Article 3.5 or Article 3.6, then within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Title Defect Amount or Title Benefit Amount, (i) Buyer shall pay to Seller the amount, if any, so awarded by the Title Arbitrator to Seller and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Title Arbitrator to Buyer.

      12.3 CASUALTY OR CONDEMNATION LOSS.

            (a) Notwithstanding anything herein to the contrary, from and after the Effective Time and subject to the occurrence of the Closing, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of personal property due to ordinary wear and tear, in each case, with respect to the Assets.

            (b) If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking exceeds ten percent (10%) of the Purchase Price based on the Allocated Value of the affected Assets, Buyer shall nevertheless be required to close and Seller shall elect by written notice to Buyer prior to Closing either (i) to cause the Assets affected by such casualty or taking to be repaired or restored to at least its condition prior to such casualty or taking, at Seller's sole cost, as promptly as reasonably practicable (which work may extend no longer than sixty (60) days after the Closing Date),
(ii) to indemnify Buyer through a document reasonably acceptable to Seller and Buyer against any costs or expenses that Buyer reasonably incurs to repair the Assets subject to such casualty or taking or (iii) to treat such casualty or taking as a Title Defect with respect to the affected Asset or Assets under
Article 12.2. In each case, Seller shall retain all rights to insurance, condemnation awards and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing.

            (c) If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss to the Assets as a result of such individual casualty or taking is ten percent (10%) or less of the Purchase Price based on the Allocated Value of the affected Assets, Buyer shall nevertheless be required to close and Seller, at Closing, shall pay to Buyer all sums paid to Seller by Third Parties by reason of such casualty or taking insofar as with respect to the Assets and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller's right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Parties) arising out of such casualty or taking insofar as with respect to the Assets; provided, however, that Seller shall reserve and retain (and Buyer shall assign to Seller) all rights, title, interests and claims against Third Parties for the recovery of Seller's costs and expenses incurred prior to the Closing in pursuing or asserting any such insurance claims or other rights against third parties or in defending or asserting rights in such condemnation or eminent domain action with respect to the Assets.

            (d) If any action for condemnation or taking under right of eminent domain is pending or threatened with respect to any Asset or portion thereof after the date of this Agreement, but no taking of such Asset or portion thereof occurs prior to the Closing Date, Buyer shall nevertheless be required to close and Seller, at Closing, shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller's right, title and interest (if any) in such condemnation or eminent domain action, including any future awards therein, insofar as they are attributable to the Assets threatened to be taken, except that Seller shall reserve and retain (and Buyer shall assign to Seller) all rights, titles, interests and claims against Third Parties for the recovery of Seller's costs and expenses incurred prior to the Closing in defending or asserting rights in such action with respect to the Assets.

      12.4 PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGN.

(a) With respect to each preferential purchase right pertaining to an Asset and the transactions contemplated hereby, Seller shall promptly following execution of this Agreement, send to the holder of each such right a notice, in material compliance with the contractual provisions applicable to such right. In addition, promptly following execution of this Agreement, Seller shall send to each holder of a right to consent to assignment pertaining to the Assets and the transactions contemplated hereby a notice seeking such party's consent to the transaction contemplated hereby. Seller shall contemporaneously furnish Buyer with a copy of each of the foregoing notices and each reply by the Third Parties.

            (b) If, prior to the Closing, any holder of a preferential purchase right notifies Seller that it intends to consummate the purchase of the Asset to which its preferential purchase right applies, the exercise of such preferential purchase right shall constitute a Title Defect, such Asset shall be excluded from the Assets to be conveyed to Buyer to the extent of the interest affected by the preferential purchase right, and the Purchase Price shall be reduced by the Allocated Value of the relevant Asset allocable to such interest. Seller shall be entitled to all proceeds paid by a party exercising a preferential purchase right prior to the Closing. If such holder of such preferential purchase right thereafter fails to consummate the purchase of the Asset covered by such right on or before thirty (30) days following the Closing Date, then Seller shall so notify Buyer, and Buyer shall purchase on or before ten (10) business days following receipt of such notice, subject to Buyer's satisfaction that such preferential right has been waived, such Asset from Seller, under the terms of this Agreement for a price equal to the portion of the Purchase Price previously allocated to it.

            (c) If a preferential purchase right burdening any Asset is not exercised, or the time for exercising such preferential purchase right has not expired, prior to the Closing Date, then such Asset shall not be conveyed at Closing. Upon receipt of the waiver of any such preferential right the Asset shall be conveyed to Buyer.

            (d) All Assets for which preferential purchase rights have been waived, or as to which the period to exercise such right has expired prior to the Closing, shall be sold to Buyer at the Closing pursuant to the provisions of this Agreement.

            (e) If Seller fails to obtain a consent prior to the Closing and Buyer reasonably concludes that the failure to obtain such consent would cause the assignment of such Asset to Buyer to be void or otherwise ineffective, then the portion of the Asset subject to such failed consent shall constitute a Title Defect, and Seller and Buyer shall have the rights and remedies set forth in
Article 12.2 with respect thereto.

            (f) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Lease, Contract or other agreement or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and such consent has not been received as of the Closing. If such a consent is required and has not been received or if an attempted assignment is ineffective, Seller shall cooperate with the Buyer in any reasonable arrangement that (i) provides for Buyer the benefits under any such Leases, Contracts or other agreements until such time as the required consent is obtained or the attempted assignment is effective, as the case may be, and (ii) requires Buyer either to promptly make, on the Seller's behalf, any payments due under such Lease, Contract or other agreement and attributable to the period after the Effective Date or to promptly reimburse Seller for any such payments made by Seller.

                                  ARTICLE XIII
                              ENVIRONMENTAL MATTERS

      13.1 ENVIRONMENTAL DEFECTS.

            (a) Assertions of Environmental Defects. Buyer shall deliver claim notices to Seller meeting the requirements of this Article 13.1(a) (collectively the "Environmental Defect Notices" and individually an "Environmental Defect Notice") for all Environmental Defects, not later than five (5) days prior to Closing (the "Environmental Claim Date") setting forth any matters which, in Buyer's reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Article 13.1. For all purposes of this Agreement but subject to Buyer's remedy for a breach of Seller's representation contained in Article 4.15, Buyer shall be deemed to have waived any Environmental Defect which Buyer fails to assert as an Environmental Defect by a Environmental Defect Notice received by Seller on or before the Environmental Claim Date. To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Defect, (ii) a description of each Asset (or portion thereof) that is affected by the alleged Environmental Defect, (iii) Buyer's assertion of the Allocated Value of the portion of the Assets affected by the alleged Environmental Defect, (iv) supporting documents reasonably necessary for Seller to verify the existence of the alleged Environmental Defect, and (v) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Defect. Buyer's calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the Environmental Condition that gives rise to the asserted Environmental Defect and identify all assumptions used by the Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. Seller shall have the right, but not the obligation, to cure any claimed Environmental Defect on or before Closing.

            (b) Remedies for Environmental Defects. Subject to Seller's continuing right to dispute the existence of a Environmental Defect and/or the Remediation Amount asserted with respect thereto, in the event that any Environmental Defect timely asserted by Buyer in accordance with Article 13.1(a) is not waived in writing by Buyer or cured on or before Closing, Seller shall, at its sole option, elect to:

                  (i) Subject to the Individual Environmental Threshold, reduce the Purchase Price by the Remediation Amount;

                  (ii) assume responsibility for the Remediation of such Environmental Defect;

                 (iii) retain the entirety of the Asset that is subject to such Environmental Defect, together with all associated Assets, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Asset and such associated Assets; or

                 (iv) if applicable, terminate this Agreement pursuant to
Article 15.1(d).

If Seller elects the option set forth in clause (i) above, Buyer shall be deemed to have assumed responsibility for Remediation of such Environmental Defect and such Environmental Defect and all Liabilities with respect thereto shall be deemed to constitute Assumed Obligations. If Seller elects the option set forth in clause (ii) above, Seller shall use reasonable efforts to implement such Remediation in a manner which is consistent with the requirements of Environmental Laws in a timely fashion for the type of Remediation that Seller elects to undertake and shall have access to the affected Assets after the Closing Date to implement and complete such Remediation in accordance with an Access Agreement in substantially the form attached hereto as Exhibit D (the "Access Agreement"). Seller will be deemed to have adequately completed the Remediation required in the immediately preceding sentence upon receipt of a certificate or approval from the applicable Governmental Authority that the Remediation has been completed.

            (c) Exclusive Remedy. Subject to Article 15.1(d) and Buyer's remedy for a breach of Seller's representation contained in Article 4.15, Article 13.1(b) shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect.

            (d) Environmental Threshold. Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Environmental Defect for which the Remediation Amount does not exceed Sixty Thousand Dollars ($60,000) ("Individual Environmental Threshold"), after which point Buyer shall be entitled to an adjustment to the Purchase Price or other remedies with respect to the entire Environmental Defect for the affected Assets.

            (e) Environmental Dispute Resolution. Seller and Buyer shall attempt to agree on all Environmental Defects and Remediation Amounts prior to Closing. If Seller and Buyer are unable to so agree, the Environmental Defects and/or Remediation Amounts then in dispute shall be exclusively and finally resolved by arbitration pursuant to this Article 13.1. There shall be a single arbitrator, who shall be an environmental attorney with at least ten (10) years experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing Date, and absent such agreement, by the Houston office of the American Arbitration Association (the "Environmental Arbitrator"). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Article. The Environmental Arbitrator's determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Environmental Arbitrator shall be bound by the rules set forth in this Article
13.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator, however, may not award the Buyer a greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and/or Remediation Amounts submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Environmental Arbitrator. To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price pursuant to Article 3.6, then within ten
(10) days after the Environmental Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Remediation Amount, and subject to
Article 13.1, including Seller's rights under Article 13.1(b)(b)(iii),(i) Buyer shall pay to Seller the amount, if any, so awarded by the Environmental Arbitrator to Seller and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Environmental Arbitrator to Buyer.

      13.2 NORM, WASTES AND OTHER SUBSTANCES.

Buyer acknowledges that (i) the Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the Assets or associated with the Assets, (ii) some of the Personal Property and Lands may contain asbestos, NORM or other Hazardous Substances, (iii) NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms, (iv) the wells, materials, and equipment comprising or located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances, and (v) NORM containing material and/or other wastes or Hazardous Substances may have come in contact with various environmental media, including without limitation, water, soils or sediment. Buyer further acknowledges that special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets.

                                   ARTICLE XIV
                      ASSUMPTION; SURVIVAL, INDEMNIFICATION

      14.1 ASSUMPTION BY BUYER.

Without limiting Buyer's rights to indemnity under this Article XIV, Buyer's rights under any Title Indemnity Agreement and any Access Agreement, from and after the Closing Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Liabilities, known or unknown, with respect to the Assets, regardless of whether such obligations or Liabilities arose prior to, or after, the Effective Time, including but not limited to obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including but not limited to obligations to (a) furnish makeup gas and/or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts, and, (b) pay working interests, royalties, overriding royalties and other interests, owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Properties, including those held in suspense, (c) properly plug and abandon any and all Wells, including inactive Wells or temporarily abandoned Wells, drilled on the Properties or otherwise pursuant to the Assets, (d) replug any Well, wellbore, or previously plugged Well on the Properties to the extent required or necessary, (e) dismantle or decommission and remove any Personal Property and other property of whatever kind related to or associated with operations and activities conducted by whomever on the Properties or otherwise pursuant to the Assets, (f) clean up, restore and/or remediate the premises covered by or related to the Assets in accordance with applicable agreements and Laws, and (g) perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases and the Applicable Contracts, or as required by Laws (all of said obligations and Liabilities, subject to the exclusions below, herein being referred to as the "Assumed Obligations"); provided, however, Buyer does not assume, and Seller shall retain responsibility for, any obligations or Liabilities:

                  (i) attributable to or arise out of the ownership, use or operation of the Excluded Assets;

                  (ii) attributable to or arise out of the actions, suits or proceedings, if any, set forth on Schedule 14.1, except insofar and only insofar as they arise after the Effective Time or are attributable or relate to the ownership or operation of the Assets, or production therefrom, for periods after the Effective Time;

                  (iii) A claim for personal injury or death occurring prior to the Closing Date to the extent Seller has liability for such claim and such claim arises out of or is attributable to Seller's ownership or operation of the Assets prior to the Closing Date ; or

                  (iv) Seller's disposal or transportation of any Hazardous Substances to any location not on the Assets or lands pooled or unitized therewith in violation of any Environmental Law.

      14.2 INDEMNITIES OF SELLER.

Effective as of the Closing, subject to the limitations set forth in this
Article XIV including, without limitation Seller's Indemnity Cap and Buyer's Indemnity Time Limit set forth in Article 14.4, Seller shall be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Buyer and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, "Buyer Indemnified Parties") from and against any and all Liabilities, arising from, based upon, related to or associated with:

            (a) any breach by Seller of its representations or warranties contained in Article IV;

            (b) any breach by Seller of its covenants and agreements under this Agreement; or

            (c) (i) any act or omission by Seller involving or relating to the Excluded Assets, or (ii) the actions, suits or proceedings, if any, set forth on
Schedule 14.1, except insofar and only insofar as they arise after the Effective Time or are attributable or relate to the ownership or operation of the Assets, or production therefrom, for periods after the Effective Time.

      14.3 INDEMNITIES OF BUYER

            (a) Effective as of the Closing, Buyer and its successors and assigns shall assume, be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Seller and its Affiliates, and all of their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, "Seller Indemnified Parties") from and against any and all Liabilities arising from, based upon, related to or associated with:

                  (i) any breach by Buyer of its representations or warranties contained in Article V;

                  (ii) any breach by Buyer of its covenants and agreements under this Agreement;

                  (iii) the Assumed Obligations; or

                  (iv) except as provided otherwise in Article 12.1, Title Defects related or attributable to the Assets.

            (b) Notwithstanding anything herein to the contrary and without limiting Buyer's rights pursuant to this Article XIV, in addition to the indemnities set forth in Article 14.3(a), effective as of the Closing, Buyer and its successors and assigns shall assume, be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases the Seller Indemnified Parties from and against any and all Liabilities arising from, based upon, related to or associated with any Environmental Condition or other environmental matter related or attributable to the Assets, arising on or after the Effective Time, including the presence or disposal of any Hazardous Substance or other material of any kind in, on or under the Assets or other property (whether neighboring or otherwise and including any liability of any Seller Indemnified Party with respect to the Assets under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), the Clean Water Act (33 U.S.C. Sections 466 et. seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et. seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629), the Clean Air Act (42 U.S.C. Section 7401 et. seq.) as amended, and the Clean Air Act Amendments of 1990, and all state and local Environmental Laws.

      14.4 SELLER INDEMNITY CAP AND BUYER'S INDEMNITY TIME LIMIT.

Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to defend, indemnify or hold harmless Buyer for aggregate Liabilities in excess of Twenty Five Million ($25,000,000) Dollars. (Seller's Indemnity Cap") As to those liabilities which aggregated are below the Seller Indemnity Cap, Seller shall have no obligation to defend, indemnify and hold harmless Buyer for any liabilities of which Seller is not notified in writing by Buyer on or before two years from the Closing. ("Buyer's Indemnity Time Limit").

14.5 EXPRESS NEGLIGENCE.

THE INDEMNIFICATION, RELEASE AND ASSUMED OBLIGATIONS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

      14.6 EXCLUSIVE REMEDY.

Notwithstanding anything to the contrary contained in this Agreement, Article XI, Article XII, Article XIII and Article XIV contain the parties' exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the parties contained in this Agreement. Except for the remedies contained in Article XI, Article XII, Article XIII and
Article XIV, and effective as of Closing, Buyer, on its own behalf and on behalf of its Affiliates, hereby releases, remises and forever discharges Seller and its Affiliates and all such parties' stockholders, partners, members, directors, officers, employees, agents and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest, or causes of action whatsoever, in Law or in equity, known or unknown, which Buyer or its Affiliates might now or subsequently may have, based on, relating to or arising out of this Agreement, the ownership, use or operation of the Assets, or the condition, quality, status or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, and rights under insurance maintained by Seller or any of its Affiliates, excluding, however, any contractual rights (apart from this Agreement) existing as of the date hereof between (i) Buyer or any of Buyer's Affiliates, on the one hand and (ii) Seller or any of Seller's Affiliates, on the other hand, under contracts between them relating to the Assets (if any).

      14.7 INDEMNIFICATION PROCEDURES.

All claims for indemnification under Articles 11.1(c), 14.2 and 14.3 shall be asserted and resolved as follows:

            (a) For purposes of this Article XIV, the term "Indemnifying Party" when used in connection with particular Liabilities shall mean the party or parties having an obligation to indemnify another party or parties with respect to such Liabilities pursuant to this Article XIV, and the term "Indemnified Party" when used in connection with particular Liabilities shall mean the party or parties having the right to be indemnified with respect to such Liabilities by another party or parties pursuant to this Article XIV.

            (b) To make claim for indemnification under Articles 11.1(c), 14.2 or 14.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Article 14.7, including the specific details of and specific basis under this Agreement for its claim (the "Claim Notice"). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a "Claim"), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Party to give notice of a Claim as provided in this
Article 14.7 shall not relieve the Indemnifying Party of its obligations under Articles 11.1(c), 14.2 or 14.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Party's ability to defend against the claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

            (c) In the case of a claim for indemnification based upon a Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

            (d) If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Article 14.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Claim or (ii) settle any Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

            (e) If the Indemnifying Party does not admit its liability or admits its liability but fails to diligently prosecute or settle the Claim, then the Indemnified Party shall have the right to defend against the Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party's choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability for the Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

            (f) In the case of a claim for indemnification not based upon a Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

      14.8 SURVIVAL.

(a) The representations and warranties of the parties in Article IV and Article V (other than the representations and warranties in Articles 4.1, 4.2, 4.8, 4.9, 4.15, 4.16, 5.1, 5.2 and 12.1(b)) shall survive the Closing for a period of two years. The representation and warranty of Seller in Article 12.1(b) shall survive until the expiration of the applicable Survival Period. The representations and warranties in Article 4.8 shall survive the Closing for a period of six (6) months following Closing. The representations and warranties in Articles 4.9 and 4.12 shall survive the Closing for ninety (90) days. The representations and warranties in Article 4.15 shall survive the Closing for a period of six (6) months The representations and warranties in Articles 4.16 shall survive until the expiration of any applicable statute of limitation. Subject to the foregoing and as set forth in Article 14.8(b), the remaining representations and warranties shall survive the Closing without time limit. Representations and warranties shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation or warranty, prior to its expiration date.

            (b) The indemnities in Articles 14.2(a), 14.2(b) and 14.3(a)(i) and 14.3(a)(ii)) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date. Buyer's indemnities in Articles 14.3(a)(iii) and 14.3(b) shall be deemed covenants running with the Assets (provided that Buyer and its successors and assigns shall not be released from any of, and shall remain jointly and severally liable to the Seller Indemnified Parties for, the obligations or Liabilities of Buyer under such Articles of this Agreement upon any transfer or assignment of any Asset) and Seller's indemnity set forth in
Article 14.2(c) shall survive the Closing without time limit.

      14.9 WAIVER OF RIGHT TO RESCISSION.

Seller and Buyer acknowledge that the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement. As the payment of money shall be adequate compensation, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

      14.10 INSURANCE, TAXES.

The amount of any Liabilities for which any of the Buyer Indemnified Parties is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement shall be reduced by any corresponding insurance proceeds actually realized.

      14.11 NON-COMPENSATORY DAMAGES.

None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, or their respective Affiliates, any indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such party suffers such damages (including costs of defense and reasonable attorney's fees incurred in connection with defending of such damages) to a Third Party, which damages (including costs of defense and reasonable attorney's fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of Seller Indemnified Parties, waive any right to recover punitive, special, exemplary and consequential damages, including damages for lost profits, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

      14.12 COOPERATION BY BUYER - RETAINED LITIGATION.

Subject to Seller's reimbursement of the costs incurred by Buyer, Buyer agrees to use reasonable efforts to cooperate with Seller in connection with Seller's defense and other actions relating to or arising out of the litigation and claims set forth on Schedule 14.1. Buyer agrees to make available Buyer's employees engaged in the operation of the Assets for the purposes of providing testimony, depositions, information and other related activities relating to such litigation and claims.

      14.13 DISCLAIMER OF APPLICATION OF ANTI-INDEMNITY STATUTES.

The parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the transactions contemplated hereby.

                                   ARTICLE XV
                        TERMINATION, DEFAULT AND REMEDIES

      15.1 RIGHT OF TERMINATION.

This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

            (a) by Seller, at Seller's option, if any of the conditions set forth in Article VIII have not been satisfied on or before the Closing Date;

            (b) by Buyer, at Buyer's option, if any of the conditions set forth in Article VII have not been satisfied on or before the Closing Date and such conditions remain unsatisfied for a period of ten (10) days following written notice thereof from Buyer to Seller;

            (c) by Buyer if the condition set forth in Article 7.4 has not been satisfied on or before the Closing Date or by Seller if the condition set forth in Article 8.4 is not satisfied on or before the Closing Date; or

            (d) by either Seller or Buyer if the Closing shall not have occurred on or before April 23, 2005;

provided, however, that a party shall not have the right to terminate this Agreement pursuant to clause (a), (b) or (d) above if such party is at such time in material breach of any provision of this Agreement.

      15.2 EFFECT OF TERMINATION.

      If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Article 15.1 hereof, then, except as provided in Article 3.2 and except for the provisions of Articles 1.1, 11.1(c) through 11.1(e), 11.2, 11.3, 14.11 and this Article 15.2 and Article XVI (other than Articles 16.2(b), 16.7, 16.8, 16.9 and 16.14), this Agreement shall forthwith become void and the parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a party of any of its covenants or agreements hereunder; provided that if Seller is entitled to retain the Deposit as liquidated damages pursuant to
Article 3.2, then such retention shall constitute full and complete satisfaction of any and all damages Seller may have against Buyer.

      15.3 RETURN OF DOCUMENTATION AND CONFIDENTIALITY.

Upon termination of this Agreement, Buyer (i) shall return to Seller all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps and other information furnished by Seller to Buyer and (ii) shall destroy any data or information prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets that is based upon or reflecting any of the foregoing, and an officer of Buyer shall certify same to Seller in writing.

                                   ARTICLE XVI
                                  MISCELLANEOUS

      16.1 EXHIBITS.

All of the Exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a complete set of Exhibits prior to and as of the execution of this Agreement.

      16.2 EXPENSES AND TAXES.

(a) Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

            (b) All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne by Buyer. Seller shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, and other similar taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Agreement. Buyer shall assume responsibility for, and shall bear and pay, all state sales and use taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Agreement. Seller shall assume responsibility for, and shall bear and pay, all ad valorem, property, severance, production, and similar taxes and assessments based upon or measured by the ownership of the Assets, the production of Hydrocarbons, or the receipt of proceeds therefrom, but exclusive of income taxes (including any applicable penalties and interest) and assessed against the Assets by any taxing authority for any period prior to the Effective Time, and Buyer shall be responsible for, and shall bear and pay, all such taxes and assessments assessed against the Assets by any taxing authority for any period that begins on or after the Effective Time. For purposes of this Agreement, the foregoing proration of ad valorem and property taxes shall be accomplished at the Closing based on the ratio of the number of days in the year prior to (for Seller) and on and after (for Buyer) the Effective Time to the total number of days in the year as applied to the amount of ad valorem and property taxes for the most recent year for which the amount of such taxes can be finally determined at the Closing. Buyer shall be responsible for payment to the taxing authorities of all ad valorem and property taxes for the current year, except to the extent Seller has paid all or a portion of the ad valorem and property taxes to the taxing authorities for the current tax year.

      16.3 ASSIGNMENT.

This Agreement may not be assigned by Buyer without prior written consent of Seller. No assignment of any rights hereunder by Buyer shall relieve Buyer of any obligations and responsibilities hereunder.

      16.4 PREPARATION OF AGREEMENT.

Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

      16.5 PUBLICITY.

Seller and Buyer shall consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to the Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party, which shall not be unreasonably withheld.

      16.6 NOTICES.

All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by telex or facsimile transmission (provided any such telex or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate party at the address for such party shown below or at such other address as such party shall have theretofore designated by written notice delivered to the party giving such notice:

      If to Seller:

                       Devon Energy Production Company, L.P.
                       20 North Broadway
                       Suite 1500
                       Oklahoma City, Oklahoma  73102
                       Fax: (405) 552-4551
                       Attention: Mr. Kevin Harwi
                       Copy to: Ms. Cathy Lebsack
                       Fax: (405) 552-4551

                       Devon Louisiana Corporation
                       20 North Broadway
                       Suite 1500
                       Oklahoma City, Oklahoma 73102
                       Fax: (405) 552-4551
                       Attention: Mr. Kevin Harwi
                       Copy to: Ms. Cathy Lebsack
                       Fax: (405) 552-4551

      If to Buyer:

                       KCS Energy, Inc.
                       5555 San Felipe, Suite 1200
                       Houston, Texas 77056
                       Attention: Harry Lee Stout
                       Fax: 713-877-1394

      Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The parties hereto may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other parties in the manner provided in this Article 16.7.

      16.7 REMOVAL OF NAME.

As promptly as practicable, but in any case within thirty (30) days after the Closing Date, Buyer shall eliminate the names "Devon Energy Production Company, L.P.," "Devon Louisiana Corporation," "Devon" and any variations thereof from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

      16.8 FURTHER COOPERATION.

After the Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as any party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer's title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. If any party hereto receives monies belonging to the other, such amount shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received by a party, which is partially an obligation of both Seller and Buyer, then the parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee.

      16.9 FILINGS, NOTICES AND CERTAIN GOVERNMENTAL APPROVALS.

Promptly after Closing Buyer shall (a) record the Assignments of the Assets and all state/federal assignments executed at the Closing in all applicable real property records and/or, if applicable, all state or federal agencies, (b) send notices to vendors supplying goods and services for the Assets of the assignment of the Properties to Buyer and, if applicable, the designation of Buyer as the operator thereof, (c) actively pursue the unconditional approval of all applicable Governmental Authorities of the Assignment of the Assets to Buyer and the designation of Buyer as the operator thereof and (d) actively pursue all other consents and approvals that may be required in connection with the assignment of the Assets to Buyer and the assumption of the liabilities assumed by Buyer hereunder, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including but not limited to, the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

      16.10 ENTIRE AGREEMENT; CONFLICTS.

THIS AGREEMENT, THE EXHIBITS HERETO AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG SELLER AND BUYER PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER SELLER NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS Article 16.10.

      16.11 PARTIES IN INTEREST.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective legal representatives, successors, and assigns. No other person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms.

      16.12 AMENDMENT.

This Agreement may be amended only by an instrument in writing executed by the parties hereto against whom enforcement is sought.

      16.13 WAIVER; RIGHTS CUMULATIVE.

Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the party hereto waiving compliance.

No course of dealing on the part of Seller or Buyer, or their respective officers, employees, agents, or representatives, nor any failure by Seller or Buyer to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such party at a later time to enforce the performance of such provision. No waiver by any party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

      16.14 GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER.

THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      16.15 SEVERABILITY.

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      16.16 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

                [THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the date first above written.

                                         SELLER:

                                         DEVON ENERGY PRODUCTION COMPANY, L.P.,

                                         By: /s/ Stephen J. Hadden
                                             --------------------------
                                         Name: Stephen J. Hadden
                                         Title: Senior Vice President

                                         DEVON LOUISIANA CORPORATION

                                         By: /s/ Stephen J. Hadden
                                             --------------------------
                                         Name: Stephen J. Hadden
                                         Title: Senior Vice President

                                         BUYER:

                                         KCS RESOURCES, INC.

                                         By: /s/ Harry Lee Stout
                                             --------------------------
                                         Name: Harry Lee Stout
                                         Title: Senior Vice President

                                    EXHIBIT A

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
            PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005
         BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L. P. AND DEVON
       LOUISIANA CORPORATION, AS SELLER, AND KCS RESOURCES, INC., AS BUYER

                    THIS EXHIBIT A CONSISTS OF THE FOLLOWING:

                      EXHIBIT A-1: LIST OF DESIGNATED UNITS
                           EXHIBIT A-2: LIST OF WELLS
                      EXHIBIT A-3: LIST OF LEASES AND LANDS

         THE FOREGOING APPEAR IN THE FOLLOWING PAGES OF THIS EXHIBIT A.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                EXHIBIT A-1
-----------------------------------------------------------------------------------------------------------------------------------
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY
          PRODUCTION COMPANY, L.P. and DEVON LOUISIANA CORPORATION, COLLECTIVELY AS SELLER, AND KCS RESOURCES, INC., AS BUYER
-----------------------------------------------------------------------------------------------------------------------------------
                                                              DESIGNATED UNITS
-----------------------------------------------------------------------------------------------------------------------------------
              UNIT OR LANDS               LOCATION            WI               NRI                      RESTRICTIONS
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 6-T16N-R10W                       06-16-10        44.3699990%      36.0699980%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 20-T16N-R11W                      20-16-11        51.6783120%      40.5602480%    Rights from surface to base of Hosston
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 20-T16N-R11W                      20-16-11       100.0000000%      77.8099950%    Rights below the base of the Hosston
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 26-T15N-R13W                      26-15-13        12.4600000%       9.6600000%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 27-T17N-R11W                      27-17-11         0.0000000%       9.3700000%    Rights from surface to 9908'
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 28-T15N-R12W                      28-15-12        16.2800000%      13.2299990%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 28-T17N-R11W                      28-17-11        12.4099990%      15.6600000%    Rights from surface to 9825'
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 29-T17N-R10W                      29-17-10        50.0000000%      39.9999980%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 30-T16N-R11W                      30-16-11       100.0000000%      75.1299980%    Rights below 4000'
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 30-T17N-R10W                      30-17-10        12.6999990%      10.1000000%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 32-T15N-R12W                      32-15-12       100.0000000%      81.0199980%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
                                                                                          3.3531% interest being held in suspense
Section 32-T17N-R10W                      32-17-10        12.3200000%      10.7799990%    pending outcome of litigation
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 33-T15N-R12W                      33-15-12       100.0000000%      77.2199990%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 35-T15N-R13W                      35-15-13        93.7699970%      72.6699950%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 35-T17N-R11W                      35-17-11         0.0000000%       9.3700000%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 36-T15N-R13W                      36-15-13       100.0000000%      77.4999980%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 9-T15N-R12W & that part of
Section 37 south of Section 4             9-15-12         68.5999990%      52.3100020%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Section 20-T19N-R4W                       20-19-04        20.3799990%      16.8099980%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------
Leases comprising the Day Dome Unit        FB-A,B         50.0000000%      42.8699940%
------------------------------------- ----------------- ---------------- ---------------- -----------------------------------------

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                        WELL ID     WELL NAME                        STATE/COUNTY         API
-----                        -------     ---------                        ------------         ---
ATHENS                      535320001   BISHOP LEWIS 1D              CLAIBORNE, LOUISIANA   170270214000


ATHENS                      538561002   BOWEN 1-23                   CLAIBORNE, LOUISIANA   170272096501


BEAR CREEK                  535019001   CONVILLE UNIT 1 T            BIENVILLE, LOUISIANA   170130015100


BEAR CREEK                  535020001   CRAWLEY 1                    BIENVILLE, LOUISIANA   170132069100


BEAR CREEK                  535022001   DUNCAN 1                     BIENVILLE, LOUISIANA   170132078400


BEAR CREEK                  535023001   JORDAN, J L 3 ALT            BIENVILLE, LOUISIANA   170132088600


BEAR CREEK                  535024001   PIPES A 1                    BIENVILLE, LOUISIANA   170132105300


BOX CHURCH                  416185011   ARCHIBALD GAS UN 1           LIMESTONE, TEXAS       422933068600


BOX CHURCH                  417865011   SMITH, CHARLES 1             LIMESTONE, TEXAS       422933125700


BURLESON HILL               417804021   T-BAR-X/ROACH 2              FREESTONE, TEXAS       421613138300


CASPIANA                    067454001   CASPIANA SW DISPOSAL         DE SOTO, LOUISIANA


CASPIANA                    538615001   CASPIANA SW FACILITY         DE SOTO, LOUISIANA


                                                                      INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                           OPERATOR                    WI         NRI         RI         ORI
-----                           --------                    --         ---         --         ---

ATHENS                      UNKNOWN                      0.044444    0.035243   0.000000    0.002734
                                                         0.044444    0.035243   0.000000    0.002734

ATHENS                      BRAMMER ENGINEERING, INC.    0.048062    0.036795   0.000000    0.000000
                                                         0.048062    0.036795   0.000000    0.000000

BEAR CREEK                  EL PASO PRODUCTION COMPANY   0.142370    0.124574   0.000000    0.000000
                                                         0.142370    0.124574   0.000000    0.000000

BEAR CREEK                  EL PASO PRODUCTION COMPANY   0.273438    0.239258   0.000000    0.000000
                                                         0.273438    0.239258   0.000000    0.000000

BEAR CREEK                  EL PASO PRODUCTION COMPANY   0.201923    0.167218   0.000000    0.000000
                                                         0.201923    0.167218   0.000000    0.000000

BEAR CREEK                  EL PASO PRODUCTION COMPANY   0.281562    0.239258   0.000000    0.000000
                                                         0.281562    0.239258   0.000000    0.000000

BEAR CREEK                  EL PASO PRODUCTION COMPANY   0.273438    0.239258   0.000000    0.000000
                                                         0.273438    0.239258   0.000000    0.000000

BOX CHURCH                  COMSTOCK OIL & GAS INC.      0.495511    0.419161   0.000000    0.000000
                                                         0.495511    0.419161   0.000000    0.000000

BOX CHURCH                  SKLAR & PHILLIPS OIL CO.     0.500000    0.388949   0.000000    0.000000
                                                         0.500000    0.388949   0.000000    0.000000

BURLESON HILL               BROOKS PETROLEUM, INC.       0.200000    0.148928   0.000000    0.000000
                                                         0.200000    0.148928   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.064115    0.000000   0.000000    0.000000
                                                         0.064115    0.000000   0.000000    0.000000

CASPIANA                    J W OPERATING                0.009661    0.000000   0.000000    0.000000
                                                         0.009661    0.000000   0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005    PAGE 1       MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER




FIELD                        WELL ID     WELL NAME                        STATE/COUNTY         API
-----                        -------     ---------                        ------------         ---

CASPIANA                    110949001   DAVIS, JACKSON B-1           DE SOTO, LOUISIANA     170312049100


CASPIANA                    067455001   ELLERBE 19-1 SALT WATER      DE SOTO, LOUISIANA     170312298700
                                        DISPOS

CASPIANA                    111312001   GRIFFIN #1-33;               DE SOTO, LOUISIANA     170312304100
                                        (SEE 65474-001)

CASPIANA                    065474501   GRIFFIN 1-33                 DE SOTO, LOUISIANA     170312304100


CASPIANA                    065474001   GRIFFIN 33 1 CV RA SULL      DE SOTO, LOUISIANA     170312304100


CASPIANA                    018143010   HINES, I.F. 13-2 SWD         DE SOTO, LOUISIANA     170318803400


CASPIANA                    072017001   HUCKABEE C L ET AL 33 1      CADDO, LOUISIANA       170173334500


CASPIANA                    063967001   HUNT PLYWOOD 1;              DE SOTO, LOUISIANA     170312300500
                                        CV RA SUV LCV

CASPIANA                    063967004   HUNT PLYWOOD 1;              DE SOTO, LOUISIANA     170312300500
                                        CV RA SUV UCV

CASPIANA                    063967002   HUNT PLYWOOD 2ALT;           DE SOTO, LOUISIANA     170312305100
                                        CV RA SUV

CASPIANA                    063967003   HUNT PLYWOOD 3 ALT           DE SOTO, LOUISIANA     170312304700


CASPIANA                    063965001   HUNT PLYWOOD B1;             DE SOTO, LOUISIANA     170312302800
                                        CV RA SU 69


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

CASPIANA                    FAIR OIL LTD.                0.000000    0.000000   0.004569    0.000000
                                                         0.000000    0.000000   0.004569    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.000000    0.000000   0.000000    0.000000
                                                         0.000000    0.000000   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.026895    0.000000   0.000000    0.000000
                                                         0.026895    0.000000   0.000000    0.000000

CASPIANA                    J W OPERATING                0.039269    0.028274   0.000000    0.000000
                                                         0.039269    0.028274   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.015351    0.012793   0.000000    0.000000
                                                         0.015351    0.012793   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.004686    0.000000   0.000000    0.000000
                                                         0.004686    0.000000   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.800900   0.000000    0.000000
                            CO., L.P.                    1.000000    0.800900   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.775000   0.000000    0.000000
                            CO., L.P.                    1.000000    0.775000   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.775000   0.000000    0.000000
                            CO., L.P.                    1.000000    0.775000   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.775000   0.000000    0.000000
                            CO., L.P.                    1.000000    0.775000   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.775000   0.000000    0.000000
                            CO., L.P.                    1.000000    0.775000   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      0.812330    0.645695   0.000000    0.000000
                            CO., L.P.                    0.812330    0.645695   0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005      PAGE 2     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER




IELD                        WELL ID     WELL NAME                      STATE/COUNTY            API
-----                       -------     ---------                      ------------            ---

CASPIANA                    063966001   HUNT PLYWOOD C-1; CV RA SUU  DE SOTO, LOUISIANA     170312303000


CASPIANA                    063966002   HUNT PLYWOOD C3 ALT; CV RA   DE SOTO, LOUISIANA     170312304700
                                        SUU

CASPIANA                    067508001   HUNT PLYWOOD                 DE SOTO, LOUISIANA     170318802400
                                        SWD #1 CASPIANA

CASPIANA                    065477002   JONES, D S 1                 DE SOTO, LOUISIANA     170312320100


CASPIANA                    065477001   JONES, D S 1 D               DE SOTO, LOUISIANA     170312320100


CASPIANA                    111032001   OLINKRAFT 2                  DE SOTO, LOUISIANA     170312072900


CASPIANA                    110980001   OLINKRAFT A1 (FAIR)          DE SOTO, LOUISIANA     170312056400


CASPIANA                    065473001   RAMBIN 1 CV RA SUFF          DE SOTO, LOUISIANA     170312300800


CASPIANA                    065475001   SMITH, SAM W 28-1            CADDO, LOUISIANA       170173240600
                                        CV RA SU61

CASPIANA                    072035001   SMITH, SAM W ET AL 32-1      CADDO, LOUISIANA       170173333300


CASPIANA                    111251001   SNYDER 1-30 ET AL            DE SOTO, LOUISIANA     170312306700


CASPIANA                    065476001   WHITE, E H 26-1 CV RA SUT    DE SOTO, LOUISIANA     170312301700


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---


CASPIANA                    DEVON ENERGY PRODUCTION      0.937676    0.726699   0.000000    0.000000
                            CO., L.P.                    0.937676    0.726699   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      0.937676    0.726699   0.000000    0.000000
                            CO., L.P.                    0.937676    0.726699   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.000000   0.000000    0.000000
                            CO., L.P.                    1.000000    0.000000   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.093080    0.077510   0.000000    0.000000
                                                         0.093080    0.077510   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.093080    0.077510   0.000000    0.000000
                                                         0.093080    0.077510   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.000000    0.000000   0.076759    0.000000
                                                         0.000000    0.000000   0.076759    0.000000

CASPIANA                    FAIR OIL LTD.                0.000000    0.000000   0.009644    0.000000
                                                         0.000000    0.000000   0.009644    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.096764    0.080637   0.000000    0.000000
                                                         0.096764    0.080637   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.162813    0.132286   0.000000    0.000000
                                                         0.162813    0.132286   0.000000    0.000000

CASPIANA                    DEVON ENERGY PRODUCTION      1.000000    0.800900   0.000000    0.000000
                            CO., L.P.                    1.000000    0.800900   0.000000    0.000000

CASPIANA                    J-W OPERATING COMPANY        0.000000    0.000000   0.090493    0.006250
                                                         0.000000    0.000000   0.090493    0.006250

CASPIANA                    J-W OPERATING COMPANY        0.124654    0.096607   0.000000    0.000000
                                                         0.124654    0.096607   0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 3      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER




FIELD                       WELL ID     WELL NAME                      STATE/COUNTY            API
-----                       -------     ---------                      ------------            ---

CHOUDRANT                   538539001   CALHOUN B-1-4                LINCOLN, LOUISIANA     170612046600


CHOUDRANT                   538540003   HANSON B 1-4                 LINCOLN, LOUISIANA     170612050400


CHOUDRANT                   535039001   JAMES, T L B 2               LINCOLN, LOUISIANA     170612034600


CITY LIMITS                 538248001   SARAH PARKER 2A              HENDERSON, TEXAS       422133079600


CITY LIMITS                 538249001   SARAH PARKER 3A              HENDERSON, TEXAS       422133080200


DANVILLE                    051632020   HOLT, J W 1-C                GREGG, TEXAS           421833071500


DANVILLE                    051632022   HOLT, J W 1-T                GREGG, TEXAS           421833071500


DANVILLE                    051632030   HOLT, J W 3                  GREGG, TEXAS           421833126900


DANVILLE                    419782021   LONE STAR PROD UN 2          RUSK, TEXAS            424013268300


DANVILLE                    419787011   LOVELL, M D 1 U              RUSK, TEXAS            421830022600


DANVILLE                    419844010   MEADOWS, MRS. MATTIE OU 1    RUSK, TEXAS            421830023400


DANVILLE WEST               107724001   LINER, WILLIE ANN OIL UN 1   RUSK, TEXAS            424013136300


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

CHOUDRANT                   NADEL & GUSSMAN-JETTA        0.445679    0.350472   0.000000    0.000000
                                                         0.445679    0.350472   0.000000    0.000000

CHOUDRANT                   NADEL & GUSSMAN-JETTA        0.262500    0.233124   0.000000    0.000000
                                                         0.262500    0.233124   0.000000    0.000000

CHOUDRANT                   NADEL & GUSSMAN-JETTA        0.055566    0.045603   0.000000    0.000000
                                                         0.055566    0.045603   0.000000    0.000000

CITY LIMITS                 DEVON LOUISIANA              0.714286    0.582457   0.000000    0.000000
                            CORPORATION                  0.714286    0.582457   0.000000    0.000000

CITY LIMITS                 DEVON LOUISIANA              0.714286    0.582011   0.000000    0.000000
                            CORPORATION                  0.714286    0.582011   0.000000    0.000000

DANVILLE                    SAMSON LONE STAR LTD         0.000000    0.000000   0.010913    0.000000
                            PTNRSHP                      0.000000    0.000000   0.010913    0.000000

DANVILLE                    SAMSON LONE STAR LTD         0.000000    0.000000   0.003516    0.000000
                            PTNRSHP                      0.000000    0.000000   0.003516    0.000000

DANVILLE                    SAMSON LONE STAR LTD         0.000000    0.000000   0.003516    0.000000
                            PTNRSHP                      0.000000    0.000000   0.003516    0.000000

DANVILLE                    SAMSON LONE STAR LP          0.000000    0.000000   0.000000    0.000181
                                                         0.000000    0.000000   0.000000    0.000181

DANVILLE                    RON DUNBAR INC.              0.000000    0.000000   0.000000    0.001688
                                                         0.000000    0.000000   0.000000    0.001688

DANVILLE                    BUFFCO PRODUCTION INC.       0.000000    0.000000   0.000000    0.000064
                                                         0.000000    0.000000   0.000000    0.000064

DANVILLE WEST               MC FARLAND ENERGY INC.       0.000000    0.000000   0.005508    0.000000
                                                         0.000000    0.000000   0.005508    0.000000


-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 4      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER




FIELD                       WELL ID     WELL NAME                     STATE/COUNTY              API
-----                       -------     ---------                     ------------              ---


DAY                         535491001   BOATMAN, R. M. #1            MADISON, TEXAS         423133007700


DAY                         410149271   CANNON, ERNEST 17 & 3        MADISON, TEXAS         423133002500


DAY                         535496001   CANNON, ERNEST A 14          MADISON, TEXAS         423133063600


DAY                         535501001   FANNIN, M G 1                MADISON, TEXAS         423133008700


DAY                         057432150   FANNIN, M G 5                MADISON, TEXAS         423133051500


DAY                         057434110   FANNIN M G UN 2 1            MADISON, TEXAS         423133021500


DAY                         057434130   FANNIN M G UN 2,3            MADISON, TEXAS         423133034100


ELM GROVE (LA)              060656005   AKERS 31 1ALT                WEBSTER, LOUISIANA     171192181300


ELM GROVE (LA)              014842001   BURNETT 29-1                 WEBSTER, LOUISIANA     171192187400


ELM GROVE (LA)              060011008   COLEMAN 30 2-ALT             WEBSTER, LOUISIANA     171192184700


ELM GROVE (LA)              060011001   COLEMAN ET AL 30-1           WEBSTER, LOUISIANA     171192173900


ELM GROVE (LA)              018158010   DANIEL 6 #1 (CV RA SU 74)    BOSSIER, LOUISIANA     170152349700



                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

DAY                         DEVON LOUISIANA              1.000000    0.857500   0.000000    0.000000
                            CORPORATION                  1.000000    0.857500   0.000000    0.000000

DAY                         DEVON LOUISIANA              1.000000    0.737500   0.000000    0.000000
                            CORPORATION                  1.000000    0.737500   0.000000    0.000000

DAY                         DEVON LOUISIANA              1.000000    0.783333   0.000000    0.000000
                            CORPORATION                  1.000000    0.783333   0.000000    0.000000

DAY                         DEVON LOUISIANA              0.875000    0.750312   0.000000    0.000000
                            CORPORATION                  0.875000    0.750312   0.000000    0.000000

DAY                         DEVON LOUISIANA              0.875000    0.750312   0.000000    0.000000
                            CORPORATION                  0.875000    0.750312   0.000000    0.000000

DAY                         DEVON LOUISIANA              0.927832    0.792706   0.000000    0.000000
                            CORPORATION                  0.927832    0.792706   0.000000    0.000000

DAY                         DEVON LOUISIANA              0.927832    0.792706   0.000000    0.000000
                            CORPORATION                  0.927832    0.792706   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              CAMTERRA RESOURCES PARTN,    0.500000    0.400042   0.000000    0.000000
                            LTD                          0.500000    0.400042   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.443706    0.360700   0.000000    0.000000
                                                         0.443706    0.360700   0.000000    0.000000




-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 5      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                      STATE/COUNTY            API
-----                       -------     ---------                      ------------            ---

ELM GROVE (LA)              072068010   DANIELS 32-1                 WEBSTER, LOUISIANA     171192182800


ELM GROVE (LA)              060656006   DAUGHERTY 31-1 ALT           WEBSTER, LOUISIANA     171192843000


ELM GROVE (LA)              065478001   ELM GROVE CV LWR RA SUO      BOSSIER, LOUISIANA     170152283300


ELM GROVE (LA)              069459002   ELM GROVE PLANTATION A 2     BOSSIER, LOUISIANA     170152285500


ELM GROVE (LA)              063969001   ELM GROVE PLTN 1 1; CV       BOSSIER, LOUISIANA     170152087100
                            RASU45

ELM GROVE (LA)              060611002   ELSTON 20 1; LCV RA SU Z     BOSSIER, LOUISIANA     170152295500


ELM GROVE (LA)              060611001   ELSTON 20-1 UV HOSSTON       BOSSIER, LOUISIANA     170152295500


ELM GROVE (LA)              010093010   FLAT RIVER FARMS 4-1         BOSSIER, LOUISIANA     170152331300


ELM GROVE (LA)              111511001   FRANK HALL 35 1              BOSSIER, LOUISIANA     170152287700


ELM GROVE (LA)              539072001   GARISON 2-30                 WEBSTER, LOUISIANA     171192183700


ELM GROVE (LA)              060011002   GARISON 30 1 ALT             WEBSTER, LOUISIANA     171192176800


ELM GROVE (LA)              060011007   GARISON 30 2ALT              WEBSTER, LOUISIANA     171192183700




                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

ELM GROVE (LA)              CAMTERRA RESOURCES PARTN,    0.000000    0.000000   0.000000    0.011213
                            LTD                          0.000000    0.000000   0.000000    0.011213

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           1.000000    0.751347   0.000000    0.001935
                                                         1.000000    0.751347   0.000000    0.001935

ELM GROVE (LA)              SUNLAND PRODUCTION           1.000000    0.751347   0.000000    0.000000
                            COMPANY INC.                 1.000000    0.751347   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.751347   0.000000    0.000000
                            CO., L.P.                    1.000000    0.751347   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.778175   0.000000    0.000000
                            CO., L.P.                    1.000000    0.778175   0.000000    0.000000

ELM GROVE (LA)              SUNLAND PRODUCTION           0.516783    0.398215   0.000000    0.007387
                            COMPANY INC.                 0.516783    0.398215   0.000000    0.007387

ELM GROVE (LA)              PETRO-CHEM OPERATING         0.000000    0.000000   0.000000    0.008913
                            COMPANY,                     0.000000    0.000000   0.000000    0.008913

ELM GROVE (LA)              J-W OPERATING COMPANY        0.000000    0.000000   0.085289    0.000000
                                                         0.000000    0.000000   0.085289    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000


-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 6      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                      STATE/COUNTY            API
-----                       -------     ---------                      ------------            ---

ELM GROVE (LA)              063972001   GAUTHIER 29-1                WEBSTER, LOUISIANA     171192174400


ELM GROVE (LA)              014809001   GAUTHIER, EARL 29-1 ALT      WEBSTER, LOUISIANA     171192187200


ELM GROVE (LA)              014664010   GLASSCOCK 34-1; CV RA SU115  BOSSIER, LOUISIANA     170152333100


ELM GROVE (LA)              014848010   GOSSETT 1-32; LCV RA SU PP   WEBSTER, LOUISIANA     171192189000


ELM GROVE (LA)              060656007   HARRISON 31-1 ALT            WEBSTER, LOUISIANA     171192188600


ELM GROVE (LA)              099622010   HENDERSON 36 SWD 2 (KORAN    BOSSIER, LOUISIANA     170158808100
                                        FAC)

ELM GROVE (LA)              110945001   HEROLD 1                     BOSSIER, LOUISIANA     170152136800


ELM GROVE (LA)              060651001   HERON 29-1                   WEBSTER, LOUISIANA     171192177400


ELM GROVE (LA)              060011003   HOLCOMB 30 1 ALT             WEBSTER, LOUISIANA     171192173900


ELM GROVE (LA)              060656002   HOOPER 31 1-ALT              WEBSTER, LOUISIANA     171192178500


ELM GROVE (LA)              060656003   HOOPER 31 2-ALT              WEBSTER, LOUISIANA     171192179500


ELM GROVE (LA)              110159001   HOPKINS 27 1                 BOSSIER, LOUISIANA     170152294800



                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.800189   0.000000    0.000000
                            CO., L.P.                    1.000000    0.799559   0.000000    0.000000

ELM GROVE (LA)              CAMTERRA RESOURCES PARTN,    1.000000    0.800189   0.000000    0.000000
                            LTD                          1.000000    0.800189   0.000000    0.000000

ELM GROVE (LA)              PETRO-CHEM OPERATING         0.000000    0.000000   0.000000    0.000794
                            COMPANY                      0.000000    0.000000   0.000000    0.000794

ELM GROVE (LA)              CAMTERRA RESOURCES PARTN,    0.123236    0.103640   0.000000    0.000000
                            LTD                          0.123236    0.103640   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.014548    0.000000   0.000000    0.000000
                                                         0.014548    0.000000   0.000000    0.000000

ELM GROVE (LA)              NON OPERATED FLAG REDFERN    0.000000    0.000000   0.088641    0.000000
                                                         0.000000    0.000000   0.088641    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.800189   0.000000    0.000000
                            CO., L.P.                    1.000000    0.799559   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000    0.100576   0.000000    0.000000
                                                         0.127000    0.100576   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              J-W OPERATING CO.            0.000000    0.000000   0.093750    0.000000
                                                         0.000000    0.000000   0.093750    0.000000



-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 7      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                      STATE/COUNTY            API
-----                       -------     ---------                      ------------            ---

ELM GROVE (LA)              110177007   HOPKINS 35 #1-ALT            BOSSIER, LOUISIANA     170152345800


ELM GROVE (LA)              063970008   HUTCHINSON 9 2 ALT (CV LV)   CADDO, LOUISIANA       170173327600


ELM GROVE (LA)              063970012   HUTCHINSON 9 2-D-ALT (HOSS   CADDO, LOUISIANA       170173327600
                                        UV)

ELM GROVE (LA)              063970005   HUTCHINSON 9-1 (HOSS RA SU   CADDO, LOUISIANA       170173281400
                                        63)

ELM GROVE (LA)              063970009   HUTCHISON 9-1 (TUSCALOOSA)   CADDO, LOUISIANA       170173281400


ELM GROVE (LA)              063970006   HUTCHISON, CM JR 9-1 (CV)    CADDO, LOUISIANA       170173309400


ELM GROVE (LA)              063970010   HUTCHINSON, CM JR            CADDO, LOUISIANA       170173309400
                                        9-1-D-ALT(H)

ELM GROVE (LA)              060656004   JOHNSON 31 1-ALT             WEBSTER, LOUISIANA     171192179600


ELM GROVE (LA)              072042001   LOTT 14 1                    BOSSIER, LOUISIANA     170152320100


ELM GROVE (LA)              072042003   LOTT 14 3                    BOSSIER, LOUISIANA     170152053700


ELM GROVE (LA)              072046001   MENDENHALL 10 1              BOSSIER, LOUISIANA     170152325500


ELM GROVE (LA)              069459001   MOBLEY A 1                   BOSSIER, LOUISIANA     170152252900


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

ELM GROVE (LA)              J-W OPERATING CO.            0.000000    0.000000   0.088638    0.000000
                                                         0.000000    0.000000   0.088638    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.760711   0.000000    0.000000
                            CO., L.P.                    0.685953    0.523187   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000    0.760711   0.000000    0.000000
                            CO., L.P.                    0.685953    0.760711   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      0.685953    0.523187   0.000000    0.000000
                            CO., L.P.                    0.685953    0.523187   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      0.685953    0.523187   0.000000    0.000000
                            CO., L                       0.685953    0.523187   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      0.685953    0.760711   0.000000    0.000000
                            CO., L.P.                    0.685953    0.523187   0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      0.685953    0.523187   0.000000    0.000000
                            CO., L.P.                    0.685953    0.523187   0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189    0.035797   0.000000    0.000000
                                                         0.047189    0.035797   0.000000    0.000000

ELM GROVE (LA)              PETRO-CHEM OPERATING         0.018819    0.014773   0.000000    0.000000
                            COMPANY,                     0.018819    0.014773   0.000000    0.000000

ELM GROVE (LA)              PETRO-CHEM OPERATING         0.018819    0.014773   0.000000    0.000000
                            COMPANY,                     0.018819    0.014773   0.000000    0.000000

ELM GROVE (LA)              PETRO-CHEM OPERATING         0.000000    0.000000   0.000000    0.000000
                            COMPANY,                     0.037625    0.000000   0.000000    0.000000

ELM GROVE (LA)              SUNLAND PRODUCTION           0.023639    0.019207   0.000000    0.007387
                            COMPANY INC.                 0.023639    0.019207   0.000000    0.007387

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 8      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                        WELL ID     WELL NAME                        STATE/COUNTY         API
-----                        -------     ---------                        ------------         ---

ELM GROVE (LA)              063970007   PARKER ELEANOR 37;           CADDO, LOUISIANA       170173327500
                                        CVL 1-ALT

ELM GROVE (LA)              063970013   PARKER ELEANOR 37; HOSS U    CADDO, LOUISIANA       170173327500
                                        1DALT

ELM GROVE (LA)              117012010   PONDER 27 #1-ALT; CV RA SU   BOSSIER, LOUISIANA     170152308200
                                        126

ELM GROVE (LA)              117012020   PONDER 27 2-ALT;             BOSSIER, LOUISIANA     170152331900
                                        CV RA SU 12

ELM GROVE (LA)              060011006   PRESCOTT 30 1 ALT            WEBSTER, LOUISIANA     171192183400


ELM GROVE (LA)              060011005   PURCELL 301ALT               WEBSTER, LOUISIANA     171192182200


ELM GROVE (LA)              060669001   REEVES 28-1                  BOSSIER, LOUISIANA     170152311700


ELM GROVE (LA)              060656008   ROLLO 31 1-ALT               WEBSTER, LOUISIANA     171192184800


ELM GROVE (LA)              060656009   SKIDMORE 31 1-ALT            WEBSTER, LOUISIANA     171192185800


ELM GROVE (LA)              063968001   SMITH, R E JR TR 1; CV RA    BOSSIER, LOUISIANA     170152278600
                                        SU108

ELM GROVE (LA)              110177001   SNYDER 35 1-ALT              BOSSIER, LOUISIANA     170152304400


ELM GROVE (LA)              110177002   SNYDER 35 2-ALT              BOSSIER, LOUISIANA     170152318000


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000   0.760711     0.000000    0.000000
                            CO., L.P.                    0.685953   0.523187     0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000   0.760711     0.000000    0.000000
                            CO., L.P.                    0.685953   0.523187     0.000000    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.000000   0.000000     0.093881    0.000000
                                                         0.000000   0.000000     0.093881    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.000000   0.000000     0.093881    0.000000
                                                         0.000000   0.000000     0.093881    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.127000   0.100576     0.000000    0.000000
                                                         0.127000   0.100576     0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.127000   0.100576     0.000000    0.000000
                                                         0.127000   0.100576     0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.124985   0.124985     0.032437    0.000000
                                                         0.124985   0.124985     0.032437    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189   0.035797     0.000000    0.000000
                                                         0.047189   0.035797     0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.           0.047189   0.035797     0.000000    0.000000
                                                         0.047189   0.035797     0.000000    0.000000

ELM GROVE (LA)              DEVON ENERGY PRODUCTION      1.000000   0.829322     0.000000    0.000000
                            CO., L.P.                    1.000000   0.829322     0.000000    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.000000   0.000000     0.088638    0.000000
                                                         0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY        0.000000   0.000000     0.088638    0.000000
                                                         0.000000   0.000000     0.088638    0.000000


-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 9      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---


ELM GROVE (LA)              110177003   SNYDER 35 3-ALT              BOSSIER, LOUISIANA     170152318100


ELM GROVE (LA)              117584010   SNYDER OIL CORP 27 1ALT      BOSSIER, LOUISIANA     170152327900
                                        CVRASU

ELM GROVE (LA)              060669002   SUTTON 28-1; LCV RA SU 62    BOSSIER, LOUISIANA     170152326400


ELM GROVE (LA)              110178001   TOOKE 35 1-A                 BOSSIER, LOUISIANA     170152326200


ELM GROVE (LA)              110178002   TOOKE 35 2-ALT; LCV RA SUQ   BOSSIER, LOUISIANA     170152322400


ELM GROVE (LA)              110177006   VALLHONRAT 35 #3-ALT         BOSSIER, LOUISIANA     170152344300


ELM GROVE (LA)              110177004   VALLHONRAT 35-1ALT           BOSSIER, LOUISIANA     170152306800


ELM GROVE (LA)              060011004   WINTAMUTE 30 1 ALT           WEBSTER, LOUISIANA     171192180500


ELM GROVE (LA)              060656001   WINTAMUTE 31 1; CV RA SU     WEBSTER, LOUISIANA     171192177200
                                        133

HAYNESVILLE                 107062000   BEENE, CLAUD                 CLAIBORNE, LOUISIANA   170272069300


HAYNESVILLE                 108659002   BEENE, CLAUD                 CLAIBORNE, LOUISIANA   170272075100


HAYNESVILLE                 108659001   BEENE, CLAUD                 CLAIBORNE, LOUISIANA   170272075000


                                                                   INTEREST-BPO/APO
                                                            -------------------------------------
FIELD                        OPERATOR                       WI         NRI         RI         ORI
-----                        --------                       --         ---         --         ---

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.088638    0.000000
                                                        0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.093881    0.000000
                                                        0.000000   0.000000     0.093881    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.124985   0.124985     0.032437    0.000000
                                                        0.124985   0.124985     0.032437    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.088638    0.000000
                                                        0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.088638    0.000000
                                                        0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.088638    0.000000
                                                        0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J-W OPERATING COMPANY       0.000000   0.000000     0.088638    0.000000
                                                        0.000000   0.000000     0.088638    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.          0.127000   0.100576     0.000000    0.000000
                                                        0.127000   0.100576     0.000000    0.000000

ELM GROVE (LA)              J.W. OPERATING CO.          0.047189   0.035797     0.000000    0.000000
                                                        0.047189   0.035797     0.000000    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005    PAGE 10      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---

HAYNESVILLE                 108463001   BEENE, CLAUD (TR. 22-4)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108463003   BEENE, CLAUD (TR. 22-4)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108483000   BEENE, CLAUD (TR. 22-4)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108463004   BEENE, CLAUD (TR. 22-4)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108464002   BOND JL (TR. 22-11)          CLAIBORNE, LOUISIANA


HAYNESVILLE                 108464003   BOND JL (TR. 22-12)          CLAIBORNE, LOUISIANA


HAYNESVILLE                 108464004   BOND JL (TR. 22-13)          CLAIBORNE, LOUISIANA


HAYNESVILLE                 108658001   BOND JL A                    CLAIBORNE, LOUISIANA   170272092700


HAYNESVILLE                 108658004   BOND JL A/C 2-P              CLAIBORNE, LOUISIANA   170270087300


HAYNESVILLE                 108464013   BOND JL A/C 3-H (B ZONE)     CLAIBORNE, LOUISIANA   170270086800


HAYNESVILLE                 108464005   BOND JL A/C 3-H 1 (TR.)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108466004   BOND RL (TR 21-11)           CLAIBORNE, LOUISIANA


                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000732    0.000000
                                                        0.000000   0.000000     0.000732    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000504    0.000000
                                                        0.000000   0.000000     0.000504    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003050    0.000000
                                                        0.000000   0.000000     0.003050    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005    PAGE 11      MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---

HAYNESVILLE                 108466006   BOND RL (TR 21-11)           CLAIBORNE, LOUISIANA


HAYNESVILLE                 108466005   BOND RL (TR 21-11)           CLAIBORNE, LOUISIANA


HAYNESVILLE                 108466003   BOND RL (TR 21-11)           CLAIBORNE, LOUISIANA


HAYNESVILLE                 108466000   BOND RL (TR 21-11)           CLAIBORNE, LOUISIANA


HAYNESVILLE                 108487000   BOND RL 1 (TR 1)             CLAIBORNE, LOUISIANA


HAYNESVILLE                 108871000   HA RD SUD; PARKER 22 1 TR    CLAIBORNE, LOUISIANA
                                        0001

HAYNESVILLE                 108655001   HILBURN, G A                 CLAIBORNE, LOUISIANA   170272093500


HAYNESVILLE                 108654004   PARKER, S R                  CLAIBORNE, LOUISIANA   170272094300


HAYNESVILLE                 108462001   PARKER, S R (TR 22-1)        CLAIBORNE, LOUISIANA


HAYNESVILLE                 108460001   PARKER, S R (TR 23-6)        CLAIBORNE, LOUISIANA


HAYNESVILLE                 108459001   PARKER, S R (TR 23-7)        CLAIBORNE, LOUISIANA


HAYNESVILLE                 108656002   PARKER, S R B                CLAIBORNE, LOUISIANA


                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003203    0.000000
                                                        0.000000   0.000000     0.003203    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003085    0.000000
                                                        0.000000   0.000000     0.003085    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003144    0.000000
                                                        0.000000   0.000000     0.003144    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003144    0.000000
                                                        0.000000   0.000000     0.003144    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.007919    0.000000
                                                        0.000000   0.000000     0.007919    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000488    0.000000
                                                        0.000000   0.000000     0.000488    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000651    0.000000
                                                        0.000000   0.000000     0.000651    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000977    0.000000
                                                        0.000000   0.000000     0.000977    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001628    0.000000
                                                        0.000000   0.000000     0.001628    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000651    0.005508
                                                        0.000000   0.000000     0.000651    0.005508

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000651    0.000000
                                                        0.000000   0.000000     0.000651    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 12     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---

HAYNESVILLE                 108656023   PARKER, S.R. (TR. 23-4)      CLAIBORNE, LOUISIANA


HAYNESVILLE                 108654003   PARKER-HILLBURN P            CLAIBORNE, LOUISIANA   170270087800


HAYNESVILLE                 108654006   WALLER PARKER                CLAIBORNE, LOUISIANA   170272084000


HAYNESVILLE                 108461002   WALLER, J T TR 14-15         CLAIBORNE, LOUISIANA


HAYNESVILLE                 108461001   WALLER, J T TR 14-15         CLAIBORNE, LOUISIANA


HAYNESVILLE                 108461000   WALLER, J T TR 14-15         CLAIBORNE, LOUISIANA


HAYNESVILLE                 108461003   WALLER, J T TR 14-15         CLAIBORNE, LOUISIANA


HAYNESVILLE                 108741001   WALLER, J T UN K             CLAIBORNE, LOUISIANA   170270076700


HAYNESVILLE                 110103005   WALLER, JT #3 (HA RD SUH)    CLAIBORNE, LOUISIANA   170272193600


HAYNESVILLE                 110103001   WALLER, JT #3 TR 1 (HA RD    CLAIBORNE, LOUISIANA
                                        SUH)

HAYNESVILLE                 11010302A   WALLER, JT #3 TR2A (HA RD    CLAIBORNE, LOUISIANA
                                        SUH)

HAYNESVILLE                 11010302B   WALLER, JT #3 TR2B (HA RD    CLAIBORNE, LOUISIANA
                                        SUH)

                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000651    0.000000
                                                        0.000000   0.000000     0.000651    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000244    0.000000
                                                        0.000000   0.000000     0.000244    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000570    0.000000
                                                        0.000000   0.000000     0.000570    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000895    0.000000
                                                        0.000000   0.000000     0.000895    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000895    0.000000
                                                        0.000000   0.000000     0.000895    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000895    0.000000
                                                        0.000000   0.000000     0.000895    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000895    0.000000
                                                        0.000000   0.000000     0.000895    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.000895    0.000000
                                                        0.000000   0.000000     0.000895    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003256    0.000000
                                                        0.000000   0.000000     0.003256    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003256    0.000000
                                                        0.000000   0.000000     0.003256    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003256    0.000000
                                                        0.000000   0.000000     0.003256    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003256    0.000000
                                                        0.000000   0.000000     0.003256    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 13     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---

HAYNESVILLE                 11010302C   WALLER, JT #3 TR2C (HA RD    CLAIBORNE, LOUISIANA
                                        SUH)

HAYNESVILLE                 108656000   WALLER-PARKER                CLAIBORNE, LOUISIANA   170272101300


HAYNESVILLE EAST            535072001   ARNOLD M C 1 1               CLAIBORNE, LOUISIANA   170272172500


HAYNESVILLE EAST            535073001   ARNOLD, MYRTLE CRUMP 3 3     CLAIBORNE, LOUISIANA   170272181000


HAYNESVILLE EAST            538732001   BOLIEW 1                     CLAIBORNE, LOUISIANA   170272225600


HAYNESVILLE EAST            535378001   BRUNSON TRUST ET AL 1        CLAIBORNE, LOUISIANA   170272220000


HAYNESVILLE EAST            535074001   CRUMP, NORA 1                CLAIBORNE, LOUISIANA   170272173600


HAYNESVILLE EAST            535075001   DELANEY 1                    CLAIBORNE, LOUISIANA   170272207400


HAYNESVILLE EAST            535076001   DUBBERLY EST 1               CLAIBORNE, LOUISIANA   170272201300


HAYNESVILLE EAST            535077001   GARRETT ETAL 1               CLAIBORNE, LOUISIANA   170272204000


WAYNESVILLE EAST            535078001   MADDOX 3                     CLAIBORNE, LOUISIANA   170272219700


HAYNESVILLE EAST            535079001   MADDOX J A ETAL 1            CLAIBORNE, LOUISIANA   170270178100


                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.003256    0.000000
                                                        0.000000   0.000000     0.003256    0.000000

HAYNESVILLE                 MARATHON OIL COMPANY        0.000000   0.000000     0.001628    0.000000
                                                        0.000000   0.000000     0.001628    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.078778   0.054420     0.000000    0.000000
                                                        0.078778   0.054420     0.000000    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.068741   0.054420     0.000000    0.000000
                                                        0.068741   0.054420     0.000000    0.000000

HAYNESVILLE EAST                                        0.000000   0.000000     0.000000    0.000000
                                                        0.087586   0.000000     0.000000    0.000000

HAYNESVILLE EAST            TOTALFINAELF E & P USA      0.000911   0.000740     0.000000    0.000000
                            INC.                        0.000911   0.000740     0.000000    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.091600   0.076784     0.000000    0.000000
                                                        0.091600   0.076784     0.000000    0.000000

HAYNESVILLE EAST            TMR EXPLORATION INC.        0.092500   0.069375     0.000000    0.000000
                                                        0.092500   0.069375     0.000000    0.000000

HAYNESVILLE EAST            TMR EXPLORATION INC.        0.072258   0.060971     0.000000    0.000000
                                                        0.072258   0.060971     0.000000    0.000000

HAYNESVILLE EAST            TMR EXPLORATION INC.        0.092500   0.069160     0.000000    0.000000
                                                        0.092500   0.069160     0.000000    0.000000

WAYNESVILLE EAST            HUNT OIL COMPANY            0.006424   0.005520     0.000000    0.000000
                                                        0.006424   0.005520     0.000000    0.000000

HAYNESVILLE EAST            TMR EXPLORATION INC.        0.056149   0.047083     0.000000    0.000000
                                                        0.056149   0.047083     0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 14     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY          API
-----                       -------     ---------                        ------------          ---

HAYNESVILLE EAST            535080001   MADDOX J W 1                 CLAIBORNE, LOUISIANA   170270182700


HAYNESVILLE EAST            535081001   SANDERS 1                    CLAIBORNE, LOUISIANA   170272215300


HAYNESVILLE EAST            535082001   SHERMAN HRS, T W 15 2 2      CLAIBORNE, LOUISIANA   170272200400


HAYNESVILLE EAST            535083001   SMACKOVER B RD SAND UNIT     CLAIBORNE, LOUISIANA


HAYNESVILLE EAST            535085001   WINN 1                       CLAIBORNE, LOUISIANA   170272169500


HAYNESVILLE EAST            535086001   WINN 2                       CLAIBORNE, LOUISIANA   170272174500


HAYNESVILLE EAST            535087001   WROTEN, G M 3                CLAIBORNE, LOUISIANA   170272210200


HAYNESVILLE SE              017657010   CRUMP 1-18 (WELSH-PET RA     CLAIBORNE, LOUISIANA   170272177300
                                        SUP)

HAYNESVILLE SE              017447010   RINICKER 1(WELSH-PET RA      CLAIBORNE, LOUISIANA   170272227700
                                        SUQ)

INA                         105549001   JONES, GRACE                 MARION, TEXAS          423153371600


JUST PLAIN LUCKY            533102001   DAVIS 1                      VAN ZANDT, TEXAS       424673105500


JUST PLAIN LUCKY            18621010    JUST PLAIN LUCKY PIPELINE    VAN ZANDT, TEXAS
                                        & CF

                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---

HAYNESVILLE EAST            TMR EXPLORATION INC.        0.094872   0.071154     0.000000    0.000000
                                                        0.094872   0.071154     0.000000    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.071836   0.059454     0.000000    0.000000
                                                        0.071836   0.059454     0.000000    0.000000

HAYNESVILLE EAST            MARATHON OIL COMPANY        0.022103   0.018042     0.000000    0.000000
                                                        0.022103   0.018042     0.000000    0.000000

HAYNESVILLE EAST            MARATHON OIL COMPANY        0.022104   0.018000     0.000000    0.000000
                                                        0.022104   0.018000     0.000000    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.091642   0.069190     0.000000    0.000000
                                                        0.091642   0.069190     0.000000    0.000000

HAYNESVILLE EAST                                        0.071836   0.058367     0.000000    0.000000
                                                        0.071836   0.058367     0.000000    0.000000

HAYNESVILLE EAST            HUNT OIL COMPANY            0.092500   0.069160     0.000000    0.000000
                                                        0.092500   0.069160     0.000000    0.000000

HAYNESVILLE SE              MARATHON OIL COMPANY        0.045821   0.037231     0.000000    0.000000
                                                        0.045821   0.037231     0.000000    0.000000

HAYNESVILLE SE                                          0.061289   0.049797     0.000000    0.000000
                                                        0.061289   0.049797     0.000000    0.000000

INA                         SOUTHEASTERN PETROLEUM      0.000000   0.000000     0.000000    0.107031
                                                        0.000000   0.000000     0.000000    0.107031

JUST PLAIN LUCKY            DEVON LOUISIANA             0.583333   0.470312     0.000000    0.000000
                            CORPORATION                 0.583333   0.470312     0.000000    0.000000

JUST PLAIN LUCKY            DEVON LOUISIANA             0.000000   0.000000     0.000000    0.000000
                            CORPORATION                 0.000000   0.000000     0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 15     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
  AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                     STATE/COUNTY             API
-----                       -------     ---------                     ------------             ---

JUST PLAIN LUCKY            537791001   THOMAS TIDWELL 1             VAN ZANDT, TEXAS       424673106500


JUST PLAIN LUCKY            533066001   TIDWELL 1                    VAN ZANDT, TEXAS       424673104100


KINGSTON                    016423010   MILLER 1 (CV RA SUF)         DE SOTO, LOUISIANA     170312356200


KINGSTON                    110998001   OLINKRAFT 1 (CASPIANA)       DE SOTO, LOUISIANA     170312064900


KINGSTON                    16417010    OLINKRAFT 5-2ALT (CV RA      DE SOTO, LOUISIANA     170312355600
                                        SUC)

KINGSTON                    016411010   SL 6760 #2 (CV RA SUC)       DE SOTO, LOUISIANA     170312354900


KINGSTON                    016422010   SL 6760 #3 (CV RA SUC)       DE SOTO, LOUISIANA     170312355700


L C G                       062439001   MITCHELL HEIRS GAS UN 1      HARRISON, TEXAS        422033060000


L C G                       062438001   REESE, HENRY GAS UN 1        HARRISON, TEXAS        422033015300


LONGWOOD                    538670001   CURRIE A 9                   CADDO, LOUISIANA       170172538500


LONGWOOD                    538674003   CUSHMAN 1-28 (HOSS 7800)     CADDO, LOUISIANA       170172467200


LONGWOOD                    538720001   CUSHMAN 2-29                 CADDO, LOUISIANA       170172400300


                                                                   INTEREST-BPO/APO
                                                           --------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI          ORI
-----                       --------                       --         ---         --          ---



JUST PLAIN LUCKY            DEVON LOUISIANA             0.583333   0.475647     0.000000    0.000000
                            CORPORATION                 0.583333   0.475647     0.000000    0.000000

JUST PLAIN LUCKY            DEVON LOUISIANA             0.657520   0.490364     0.000000    0.000000
                            CORPORATION                 0.657520   0.490364     0.000000    0.000000

KINGSTON                    WINCHESTER PRODUCTION       0.000000   0.000000     0.080700    0.000000
                            COMPANY                     0.000000   0.000000     0.080700    0.000000

KINGSTON                    J-W OPERATING COMPANY       0.000000   0.000000     0.080700    0.000000
                                                        0.000000   0.000000     0.080700    0.000000

KINGSTON                    WINCHESTER PRODUCTION       0.000000   0.000000     0.080700    0.000000
                            COMPANY                     0.000000   0.000000     0.080700    0.000000

KINGSTON                    WINCHESTER PRODUCTION       0.000000   0.000000     0.080700    0.000000
                            COMPANY                     0.000000   0.000000     0.080700    0.000000

KINGSTON                    WINCHESTER PRODUCTION       0.000000   0.000000     0.080700    0.000000
                            COMPANY                     0.000000   0.000000     0.080700    0.000000

L C G                       G M LEHNERTZ                0.000000   0.000000     0.000000    0.039654
                                                        0.000000   0.000000     0.000000    0.039654

L C G                       SAM J MARSHALL, ET AL       0.000000   0.000000     0.000000    0.030757
                                                        0.000000   0.000000     0.000000    0.030757

LONGWOOD                    DEVON LOUISIANA             0.573984   0.428589     0.000000    0.000000
                            CORPORATION                 0.573984   0.428589     0.000000    0.000000

LONGWOOD                    DEVON LOUISIANA             0.774830   0.580234     0.000000    0.000000
                            CORPORATION                 0.167330   0.125000     0.000000    0.000000

LONGWOOD                    DEVON LOUISIANA             0.774830   0.580234     0.000000    0.000000
                            CORPORATION                 0.774830   0.580234     0.000000    0.000000

-------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 16     MARKET: E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
LONGWOOD                    538704001   LACOUR 1                     CADDO, LOUISIANA       170172471300

LONGWOOD                    535111001   WARDLAW 1                    CADDO, LOUISIANA       170172373100

LOUISIANA VARIOUS           533697001   DISC 2 RD SUA (#24)          ACADIA, LOUISIANA      170012083000

LOUISIANA VARIOUS           538736001   DOWLING ALT-1 (LCV RA SUN)   LINCOLN, LOUISIANA     170612076500

MADISONVILLE                535815001   CASON #1                     MADISON, TEXAS         423133035400

MADISONVILLE                535813001   OSBORNE #1                   MADISON, TEXAS         423133038700

MADISONVILLE                535810001   OSBORNE, G. J. #1 WELL #1    MADISON, TEXAS         423133037000

MADISONVILLE                535811001   OSBORNE, G. J. #2 WELL #3    MADISON, TEXAS         423133049300

MADISONVILLE                535814001   OSBORNE, G. J. #4 SWD        MADISON, TEXAS         423133069700

MADISONVILLE NORTHEAST      535812001   OSBORNE G.J. 'B' #3          MADISON, TEXAS         423133046300

MARSTERS NE                 532549001   BONNER WELL # 1              FREESTONE, TEXAS       421613139100

MARSTERS NE                 532643001   DENT GU WELL 1               FREESTONE, TEXAS       421613133700

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
LONGWOOD                    COMSTOCK OIL & GAS INC.     0.519405   0.392691     0.000000    0.000000
                                                        0.519405   0.392691     0.000000    0.000000

LONGWOOD                    CYPRESS OPERATING           0.037500   0.031250     0.000000    0.000000
                                                        0.037500   0.031250     0.000000    0.000000

LOUISIANA VARIOUS                                       0.000000   0.000000     0.001728    0.000000
                                                        0.000000   0.000000     0.001728    0.000000

LOUISIANA VARIOUS           ST MARY LAND  &             0.000000   0.000000     0.000000    0.000000
                            EXPLORATION CO.             0.225700   0.197500     0.000000    0.000000

MADISONVILLE                DEVON LOUISIANA             0.750000   0.610000     0.000000    0.000000
                            CORPORATION                 0.750000   0.610000     0.000000    0.000000

MADISONVILLE                DEVON LOUISIANA             0.682871   0.561002     0.000000    0.000000
                            CORPORATION                 0.682871   0.561002     0.000000    0.000000

MADISONVILLE                DEVON LOUISIANA             1.000000   0.874511     0.000000    0.000000
                            CORPORATION                 1.000000   0.874511     0.000000    0.000000

MADISONVILLE                DEVON LOUISIANA             0.988281   0.864258     0.000000    0.000000
                            CORPORATION                 0.988281   0.864258     0.000000    0.000000

MADISONVILLE                DEVON LOUISIANA             0.993330   0.749251     0.000000    0.000000
                            CORPORATION                 0.993330   0.749251     0.000000    0.000000

MADISONVILLE NORTHEAST      DEVON LOUISIANA             1.000000   0.800000     0.000000    0.000000
                            CORPORATION                 1.000000   0.800000     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.449269   0.359415     0.000000    0.000000
                            CORPORATION                 0.400000   0.320000     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.657500   0.518697     0.000000    0.000000
                            CORPORATION                 0.657500   0.518697     0.000000    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 17     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
MARSTERS NE                 532754001   HILL RANCH #1                FREESTONE, TEXAS       421613144200

MARSTERS NE                 532750001   HILL-LAMBERT GU #1           FREESTONE, TEXAS       421613136700

MARSTERS NE                 532740001   HILL-SHAW #1                 FREESTONE, TEXAS       421613130800

MARSTERS NE                 532755001   HILL-SNEED GU WELL 1         FREESTONE, TEXAS       421613140000

MARSTERS NE                 533073001   UTLEY-HILL G.U. WELL #1      FREESTONE, TEXAS       421613128200

MARSTERS NE                 533087001   WATSON ML GU #1-2            FREESTONE, TEXAS       421613095100

MARSTERS NE                 533088001   WATSON ML GU #1-3            FREESTONE, TEXAS       421613122200

MARSTERS NE                 533089001   WATSON ML GU #1-4            FREESTONE, TEXAS       421613125300

MARSTERS NE                 533092001   WATSON ML GU #1-5            FREESTONE, TEXAS       421613143700

MARSTERS NE                 533090001   WATSON TRUST GU 1-1          FREESTONE, TEXAS       421613132000

MARSTERS NE                 533091001   WATSON TRUST GU 1-2          FREESTONE, TEXAS       421613016300

MC LOUISIANA UNASSIGNED     108871002   HA RD SUD; PARKER 22 1 TR    CLAIBORNE, LOUISIANA   170272189000
                                        00004

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
MARSTERS NE                 DEVON LOUISIANA             0.511388   0.383286     0.000000    0.000000
                            CORPORATION                 0.451388   0.338316     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.707500   0.532093     0.000000    0.000000
                            CORPORATION                 0.647500   0.486968     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.725000   0.543750     0.000000    0.000000
                            CORPORATION                 0.655000   0.491250     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.449269   0.349272     0.000000    0.000000
                            CORPORATION                 0.400000   0.310968     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.877500   0.663310     0.000000    0.000000
                            CORPORATION                 0.817500   0.617955     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.189560   0.146023     0.000000    0.000000
                            CORPORATION                 0.188638   0.145285     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.237500   0.185875     0.000000    0.000000
                            CORPORATION                 0.199078   0.155137     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.200000   0.150952     0.000000    0.000000
                            CORPORATION                 0.199078   0.150951     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.465763   0.366986     0.000000    0.000000
                            CORPORATION                 0.405763   0.320340     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.450000   0.342000     0.000000    0.000000
                            CORPORATION                 0.450000   0.342000     0.000000    0.000000

MARSTERS NE                 DEVON LOUISIANA             0.500000   0.380000     0.000000    0.000000
                            CORPORATION                 0.500000   0.380000     0.000000    0.000000

MC LOUISIANA UNASSIGNED     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 18     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
MUY MALO                    064653001   PUIG 2-7                     WEBB, TEXAS            424793591200

OTHER NORTH LA MINOR        535321001   BRYSON 1 "CV D"              CADDO, LOUISIANA       170172425500

OTHER NORTH LA MINOR        535318001   FOWLER #3                    LINCOLN, LOUISIANA     170610042200

OTHER NORTH LA MINOR        535163001   HASSELL 1 D                  CLAIBORNE, LOUISIANA   170272125100

OTHER NORTH LA MINOR        065473501   RAMBIN 1 SWD                 DE SOTO, LOUISIANA     170318802500

OTHER NORTH LA MINOR        535014001   SHAFFER 1                    BIENVILLE, LOUISIANA   170132086600

OTHER NORTH LA MINOR        535062001   SIMPSON, O 1                 CADDO, LOUISIANA

OTHER NORTH LA MINOR        538621001   SMITH, SAM SWD #1            DE SOTO, LOUISIANA     170178835400

OTHER NORTH LA MINOR        535084001   ST MARY FEE                  CLAIBORNE, LOUISIANA   170272208400

OTHER NORTH LA MINOR        535362001   VAUGHN UNIT, J B 1           CADDO, LOUISIANA       170170217800

REED NORTH                  533100001   WHITE GAS UNIT #1            FREESTONE, TEXAS       421613075400

SANDY HOOK GAS GATHERING    013554002   SANDY HOOK GAS GATH          MARION, MISSISSIPPI
                                        MEASUREMENT

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
MUY MALO                    MUELLER ENGINEERING CORP.   0.400000   0.291743     0.000000    0.000000
                                                        0.400000   0.291743     0.000000    0.000000

OTHER NORTH LA MINOR        COMSTOCK OIL & GAS, INC.    0.000000   0.000000     0.005648    0.000000
                                                        0.000000   0.000000     0.005648    0.000000

OTHER NORTH LA MINOR        SUNLAND PRODUCTION          0.225000   0.168750     0.000000    0.000000
                            COMPANY INC.                0.225000   0.168750     0.000000    0.000000

OTHER NORTH LA MINOR        SUGAR CREEK PRODUCING       0.140625   0.120996     0.000000    0.000000
                                                        0.140625   0.120996     0.000000    0.000000

OTHER NORTH LA MINOR        J W OPERATING               0.009661   0.000000     0.000000    0.000000
                                                        0.009661   0.000000     0.000000    0.000000

OTHER NORTH LA MINOR        VERNON E FAULCONER INC.     0.016091   0.012167     0.000000    0.000000
                                                        0.016091   0.012167     0.000000    0.000000

OTHER NORTH LA MINOR        UNKNOWN                     0.000000   0.000000     0.000000    0.030733
                                                        0.000000   0.000000     0.000000    0.030733

OTHER NORTH LA MINOR        J W OPERATING               0.009661   0.000000     0.000000    0.000000
                                                        0.009661   0.000000     0.000000    0.000000

OTHER NORTH LA MINOR        HUNT OIL COMPANY            0.000000   0.000000     0.001510    0.000000
                                                        0.000000   0.000000     0.001510    0.000000

OTHER NORTH LA MINOR        HUNT OIL COMPANY            0.278800   0.243950     0.000000    0.000000
                                                        0.278800   0.243950     0.000000    0.000000

REED NORTH                  DEVON LOUISIANA             1.000000   0.751623     0.000000    0.000000
                            CORPORATION                 0.788281   0.620873     0.000000    0.000000

SANDY HOOK GAS GATHERING    OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
                            COMPANY                     0.000000   0.000000     0.000000    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 19     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
SANDY HOOK GAS GATHERING    013554003   SANDY HOOK GAS GATH          MARION, MISSISSIPPI
                                        TECHNICAL

SANDY HOOK GAS GATHERING    013554001   SANDY HOOK GAS GATHERING     MARION, MISSISSIPPI

SANDY HOOK WEST             546546001   BOONE 01                     MARION, MISSISSIPPI    230912020000

SANDY HOOK WEST             546548001   FORBES 01, F E JR            MARION, MISSISSIPPI    230912020600

SANDY HOOK WEST             546547002   FORBES 01, MAXIE             MARION, MISSISSIPPI    230912005800

SANDY HOOK WEST             546549001   FORBES 03, F E               MARION, MISSISSIPPI    230912019900

SANDY HOOK WEST             542208001   FORNEA 01 (FLS)              WASHINGTON, LOUISIANA  171172023900

SANDY HOOK WEST             542209001   FORNEA 01-D, (JLS)           WASHINGTON, LOUISIANA  171172023900

SANDY HOOK WEST             101894002   HART 01, J.W.                MARION, MISSISSIPPI    230912007700

SANDY HOOK WEST             546551001   HART 02, J.W.                MARION, MISSISSIPPI    230912012300

SANDY HOOK WEST             546552001   HART 04, J.W.                MARION, MISSISSIPPI    230912015800

SANDY HOOK WEST             546553002   HART 05                      MARION, MISSISSIPPI    230912021000

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
SANDY HOOK GAS GATHERING    OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
                            COMPANY                     0.000000   0.000000     0.000000    0.000000

SANDY HOOK GAS GATHERING    OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
                            COMPANY                     0.000000   0.000000     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.896948   0.741406     0.000000    0.000000
                            CORPORATION                 0.896948   0.741406     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.898841   0.741616     0.000000    0.000000
                            CORPORATION                 0.898841   0.741616     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.902807   0.724374     0.000000    0.000000
                            CORPORATION                 0.902807   0.724374     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.845652   0.695651     0.000000    0.000000
                            CORPORATION                 0.845652   0.695651     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             1.000000   0.802599     0.000000    0.000000
                            CORPORATION                 1.000000   0.802599     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             1.000000   0.800482     0.000000    0.000000
                            CORPORATION                 1.000000   0.800482     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             1.000000   0.833333     0.000000    0.000000
                            CORPORATION                 1.000000   0.833333     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.877107   0.719152     0.000000    0.000000
                            CORPORATION                 0.845852   0.692000     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.615927   0.506971     0.000000    0.000000
                            CORPORATION                 0.615927   0.506971     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.684277   0.566838     0.000000    0.000000
                            CORPORATION                 0.684277   0.566838     0.000000    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 20     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
SANDY HOOK WEST             546554001   HART 06                      MARION, MISSISSIPPI    230912021600

SANDY HOOK WEST             546646001   HART 8                       MARION, MISSISSIPPI    230912032100

SANDY HOOK WEST             546555001   RANKIN 01                    MARION, MISSISSIPPI    230912014800

SANDY HOOK WEST             507110001   SANDY HOOK PIPELINE (DUKE)   MARION, MISSISSIPPI

SIMSBORO                    535156001   JACKSON 1                    LINCOLN, LOUISIANA     170612065500

STEWARDS MILL NE            532834001   MARSTERS 3                   FREESTONE, TEXAS       421613123400

TERRYVILLE                  535165001   CRAWFORD, G D 1              LINCOLN, LOUISIANA     170612019900

TERRYVILLE                  535166001   DOWLING 20 1                 LINCOLN, LOUISIANA     170612027300

TERRYVILLE                  535167001   DOWLING 20 1 D               LINCOLN, LOUISIANA     170612027300

TERRYVILLE                  012240501   DOWLING, NORMA 1 29          LINCOLN, LOUISIANA     170612017900

TIDWELL DAVIS GAS           013552002   TIDWELL DAVIS GAS GATH       VAN ZANDT, TEXAS
GATHERING                               MEASURE

TIDWELL DAVIS GAS           013552003   TIDWELL DAVIS GAS GATH       VAN ZANDT, TEXAS
GATHERING                               TECHNIC

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
SANDY HOOK WEST             DEVON LOUISIANA             0.912069   0.753717     0.000000    0.000000
                            CORPORATION                 0.912069   0.753717     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.912351   0.753717     0.000000    0.000000
                            CORPORATION                 0.912069   0.753000     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.903019   0.733532     0.000000    0.000000
                            CORPORATION                 0.903019   0.733532     0.000000    0.000000

SANDY HOOK WEST             DEVON LOUISIANA             0.000000   0.000000     0.000000    0.000000
                            CORPORATION                 0.000000   0.000000     0.000000    0.000000

SIMSBORO                    SUNLAND PRODUCTION          0.225000   0.168750     0.000000    0.000000
                            COMPANY INC.                0.225000   0.168750     0.000000    0.000000

STEWARDS MILL NE            APACHE CORPORATION          0.140000   0.104311     0.000000    0.000000
                                                        0.005000   0.003709     0.000000    0.000000

TERRYVILLE                  VINTAGE PETROLEUM, INC.     0.233377   0.184375     0.000000    0.000000
                                                        0.232750   0.184375     0.000000    0.000000

TERRYVILLE                  VINTAGE PETROLEUM INC.      0.203835   0.168114     0.000000    0.000000
                                                        0.203835   0.168114     0.000000    0.000000

TERRYVILLE                  VINTAGE PETROLEUM INC.      0.225700   0.183154     0.000000    0.000000
                                                        0.225700   0.183154     0.000000    0.000000

TERRYVILLE                  VINTAGE PETROLEUM INC.      0.041717   0.034995     0.000000    0.000000
                                                        0.041717   0.034995     0.000000    0.000000

TIDWELL DAVIS GAS           OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
GATHERING                   COMPANY                     0.000000   0.000000     0.000000    0.000000

TIDWELL DAVIS GAS           OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
GATHERING                   COMPANY                     0.000000   0.000000     0.000000    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 21     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER

FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
TIDWELL DAVIS GAS           013552001   TIDWELL DAVIS GAS GATHERING  VAN ZANDT, TEXAS
GATHERING

TIDWELL DAVIS GAS           013552004   TIDWELL DAVIS OPERATION      VAN ZANDT, TEXAS
GATHERING                               NORTH

UNIONVILLE                  110179001   CAMPBELL, M H 21 1 ALT       LINCOLN, LOUISIANA     170612069800

UNIONVILLE                  014164010   CV DAVIS RA; DAVIDSON ET 1   LINCOLN, LOUISIANA     170612072500
                                        ALT

UNIONVILLE                  107821001   DILLARD 1 (CV DAVIS RA       UNION, LOUISIANA       171112294800
                                        SUSS)

UNIONVILLE                  107821002   ROBERTS 1-ALT (CV DAVIS RA   UNION, LOUISIANA       171112544500
                                        SUSS

UNIONVILLE                  107823001   WRIGHT, HW "A" #1 CV D RA    LINCOLN, LOUISIANA     170612025200
                                        SUK

UNKNOWN                     108463002   BEENE, CLAUD (TR. 22-6)      CLAIBORNE, LOUISIANA

UNKNOWN                     108464001   BOND, J.L. A (TR-2)          CLAIBORNE, LOUISIANA

UNKNOWN                     107065002   BOND, R.L. (TR. 16-18)       CLAIBORNE, LOUISIANA

UNKNOWN                     107065001   BOND, R.L. (TR. 21-8)        CLAIBORNE, LOUISIANA

UNKNOWN                     108871003   HA RD SUD; PARKER 22#1 TR.   CLAIBORNE, LOUISIANA
                                        00008

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
TIDWELL DAVIS GAS           OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
GATHERING                   COMPANY                     0.000000   0.000000     0.000000    0.000000

TIDWELL DAVIS GAS           OCEAN FIELD SERVICES        0.000000   0.000000     0.000000    0.000000
GATHERING                   COMPANY                     0.000000   0.000000     0.000000    0.000000

UNIONVILLE                  XTO ENERGY INC.             0.093750   0.076172     0.000000    0.003184
                                                        0.093750   0.076172     0.000000    0.003184

UNIONVILLE                  OWL CREEK PRODUCTION CO.    0.000000   0.000000     0.000000    0.003984
                                                        0.000000   0.000000     0.000000    0.003984

UNIONVILLE                  MIDROC OPERATING CO.        0.056016   0.047445     0.000000    0.000000
                                                        0.056016   0.047445     0.000000    0.000000

UNIONVILLE                  MIDROC OPERATING COMPANY    0.056016   0.047445     0.000000    0.000000
                                                        0.056016   0.047445     0.000000    0.000000

UNIONVILLE                  XTO ENERGY INC.             0.093750   0.076172     0.000000    0.000000
                                                        0.093750   0.076172     0.000000    0.000000

UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 22     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                EXHIBIT A-2 WELLS

  ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND
    DEVON LOUISIANA CORPORATION AS SELLER, AND KCS RESOURCES, INC., AS BUYER



FIELD                       WELL ID     WELL NAME                        STATE/COUNTY            API
-----                       -------     ---------                        ------------            ---
UNKNOWN                     108871001   HA RD SUD; PARKER 22#1       CLAIBORNE, LOUISIANA
                                        TR.00001

WILLOW SPRINGS              104058001   JEFFERY GAS UN               GREGG, TEXAS           421833042600

WILLOW SPRINGS              104059000   MOBBERLY UNIT 1              GREGG, TEXAS           421830008800

WILLOW SPRINGS              104060001   MOTT GAS UNIT                GREGG, TEXAS           421830008400

WILLOW SPRINGS              535299001   THRASHER 1                   GREGG, TEXAS           421833078400

WILLOW SPRINGS              535300001   THRASHER 4                   GREGG, TEXAS           421833063100

WOODLAWN                    535301001   WHITESIDE, R G ETAL 1        HARRISON, TEXAS        422033132400

                                                                     INTEREST-BPO/APO
                                                        --------------------------------------------
FIELD                       OPERATOR                       WI         NRI         RI         ORI
-----                       --------                       --         ---         --         ---
UNKNOWN                     MARATHON OIL COMPANY        0.000000   0.000000     0.001953    0.000000
                                                        0.000000   0.000000     0.001953    0.000000

WILLOW SPRINGS              GENE POWELL INVESTMENTS,    0.000000   0.000000     0.000559    0.000000
                            INC.                        0.000000   0.000000     0.000559    0.000000

WILLOW SPRINGS              BURLINGTON RESOURCES OIL    0.000000   0.000000     0.007749    0.000000
                            & GAS                       0.000000   0.000000     0.007749    0.000000

WILLOW SPRINGS              GENE POWELL INVESTMENTS,    0.000000   0.000000     0.000057    0.000000
                            INC.                        0.000000   0.000000     0.000057    0.000000

WILLOW SPRINGS              HOUSTON EXPLORATION         0.037233   0.029500     0.000000    0.000000
                            COMPANY                     0.037233   0.029500     0.000000    0.000000

WILLOW SPRINGS              DORFMAN PRODUCTION COMPANY  0.124111   0.101198     0.000000    0.000000
                                                        0.124111   0.101198     0.000000    0.000000

WOODLAWN                    WILLIAMSON OIL & GAS INC.   0.437500   0.357360     0.000000    0.000000
                                                        0.437500   0.357360     0.000000    0.000000

--------------------------------------------------------------------------------
MONDAY, FEBRUARY 21, 2005     PAGE 23     MARKET:  E.TX-N.LA-SANDYHOOK-2005 SALE

                                    EXHIBIT B

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
            PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005 BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L. P. AND
                     DEVON LOUISIANA CORPORATION, AS SELLER,

                        AND KCS RESOURCES,INC., AS BUYER

                           ASSIGNMENT AND BILL OF SALE

      This Assignment and Bill of Sale (this "Assignment") is from Devon Energy Production Company, L.P., an Oklahoma limited partnership ("DEPC") and Devon Louisiana Corporation, a Louisiana corporation ("DLC") ("DLC" and "DEPC" are collectively and individually referred to as "Assignor"), whose collective address is 20 N. Broadway, Oklahoma City, Oklahoma 73102, to KCS Resources, Inc., a Delaware corporation, ("Assignee"), whose address is 7130 South Lewis, Ste. 700, Tulsa, OK 74136, and is effective as of 7:00 A.M., Central Standard Time, on January 1, 2005 (the "Effective Time").

                                    ARTICLE 1
                              ASSIGNMENT OF ASSETS

      SECTION 1.1 ASSIGNMENT. Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby bargains, assigns, and transfers unto Assignee, all of Assignor's right, title and interest in and to the following (excepting the Excluded Assets, as hereinafter defined, individually, an "Asset," and collectively, the "Assets"):

            (a) the oil and gas leases more particularly described in Exhibit A, subject to any depth restrictions described in Exhibit A (collectively, the "Leases"), together with any and all other rights, titles, and interests of Assignor in and to (i) the leasehold estates created thereby, subject to any depth restrictions described in Exhibit A and to the terms, conditions, covenants, and obligations set forth in the Leases and/or Exhibit A and (ii) the lands covered by the Leases or included in Units with which the Leases may have been pooled or unitized, subject to any depth restrictions described in Exhibit A (the "Lands"), including in each case, without limitation, fee interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, and all other interests of any kind or character;

            (b) all oil and gas wells located on the Leases and the Lands or on other leases or lands with which the Leases and/or the Lands may have been pooled or unitized (collectively and including the wells set forth on Exhibit A, the "Wells"), and all Hydrocarbons (as hereinafter defined) produced therefrom or allocated thereto (the Leases, the Lands, and the Wells being collectively referred to hereinafter as the "Properties");

            (c) all rights and interests in, under, or derived from all unitization and pooling agreements in effect with respect to the Properties and the Units created thereby which accrue or are attributable to the interests of Assignor in the Properties;

            (d) to the extent that they may be assigned, all Applicable Contracts (as hereinafter defined);

            (e) to the extent that they may be assigned, all permits, licenses, servitudes, easements, rights-of-way and other surface agreements to the extent used primarily in connection with the ownership or operation of the Properties or the Personal Property (as hereinafter defined);

            (f) all equipment, machinery, fixtures, and other real, personal, and mixed property, operational and nonoperational, known or unknown, located on or used for the operation of the Properties or the other Assets described above as of the Effective Time, including, without limitation, saltwater disposal wells, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, pipelines, gathering systems, processing and separation facilities, platforms, structures, materials, and other items used in the operation thereof as of the Effective Time (collectively the "Personal Property");

            (g) all Imbalances (as hereinafter defined) relating to the Properties or other Assets; and

            (h) all of the rights, titles, and interests of Assignor in and to all of the files, records, information, and data, whether written or electronically stored, primarily relating to the Assets, including, without limitation: (i) land and title records (including abstracts of title, title opinions, maps and title curative documents); (ii) contract files; (iii) correspondence; (iv) operations, environmental, production, and accounting records and (v) geological, geophysical, seismic and related data and information (including maps and logs) to the extent the transfer thereof is not restricted by obligations of Assignor to Third Parties under confidentiality or license agreements and (vi) facility and well records but excluding any of the foregoing items that are Excluded Assets ("Records"),

      EXCEPTING AND RESERVING to Assignor, however, all Excluded Assets. Except for the Excluded Assets, this Assignment shall cover and transfer all of Assignor's right, title and interest in and to the Assets, whether or not properly described in Exhibit A.

      TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject, however, to all the terms and conditions of this Assignment.

      SECTION 1.2 EXCLUDED ASSETS. shall mean (a) all of Assignor's corporate minute books, financial records, and other business records that relate to Assignor's business generally (including the ownership and operation of the Assets); (b) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time; (c) all claims and causes of action of Assignor arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) all rights and interests of

Assignor (A) under any policy or agreement of insurance or indemnity, (B) under any bond or (C) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (e) all Hydrocarbons produced and sold from the Properties with respect to all periods prior to the Effective Time; (f) all claims of Assignor for refunds of or loss carry forwards with respect to (A) production or any other taxes attributable to any period prior to the Effective Time, (B) income or franchise taxes or (C) any taxes attributable to the Excluded Assets; (g) all personal computers and associated peripherals and all radio and telephone equipment; (h) all of Assignor's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;
(i) all documents and instruments of Assignor that may be protected by an attorney-client privilege; (j) all seismic and related or other data that cannot be disclosed or transferred to Assignee as a result of confidentiality arrangements under agreements or restricted licenses with Third Parties; (k) all audit rights arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances; (l) documents prepared or received by Assignor with respect to (A) lists of prospective purchasers for such transactions compiled by Assignor, (B) bids submitted by other prospective purchasers of the Assets, (C) analyses by Assignor of any bids submitted by any prospective purchaser, (D) correspondence between or among Assignor, its respective representatives, and any prospective purchaser other than Assignee and (E) correspondence between Assignor or any of its respective representatives with respect to any of the bids, the prospective purchasers, or the transactions contemplated in this Agreement; (n) any offices, office leases or personal property located on such sites which are not directly related to any one or more of the Assets; (o) all of Assignor's employee benefit plans, including all rights and assets related thereto.

      SECTION 1.3 RETAINED RIGHTS AND OBLIGATIONS. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of Assignor or Assignee under the Purchase and Sale Agreement (as hereinafter defined).

                                    ARTICLE 2
                                  DEFINED TERMS

      SECTION 2.1 DEFINITIONS. Capitalized terms used in this Assignment and not otherwise defined shall have the meanings given to such terms in that certain Purchase and Sale Agreement dated as of February 22, 2005, by and among Assignor and Assignee (the "Purchase and Sale Agreement").

                                    ARTICLE 3
                                   DISCLAIMERS

      SECTION 3.1 DISCLAIMERS OF WARRANTIES AND REPRESENTATIONS.

      (a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 12.1 OR
ARTICLE IV OF THE PURCHASE AND SALE AGREEMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY,

STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES).

      (b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 12.1 OR ARTICLE IV OF THE PURCHASE AND SALE AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS,
(VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 12.1 OR ARTICLE IV OF THE PURCHASE AND SALE AGREEMENT, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. WITH RESPECT TO ANY OF THE ASSETS THAT ARE LOCATED IN LOUISIANA, ASSIGNEE ACKNOWLEDGES THAT THIS WAIVER HAS BEEN EXPRESSLY CALLED TO ITS ATTENTION AND INCLUDES, WITHOUT

LIMITATION, A WAIVER OF WARRANTY AGAINST REHIBITORY VICES ARISING UNDER LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, INCLUSIVE.

      (c) OTHER THAN THOSE REPRESENTATIONS SET FORTH IN ARTICLE 4.15 OF AT HE PURCHASE AND SALE AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING HEREIN OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO ASSIGNEE'S RIGHTS UNDER ARTICLES XIII AND XIV OF THE PURCHASE AND SALE AGREEMENT, ASSIGNEE SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

      (d) ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

                                    ARTICLE 4
                                  MISCELLANEOUS

      SECTION 4.1 ASSIGNMENT SUBJECT TO AGREEMENT. This Assignment is expressly made subject to the terms of the Purchase and Sale Agreement.

      SECTION 4.2 SEPARATE ASSIGNMENTS. Where separate assignments of Assets have been, or will be, executed for filing with and approval by applicable Governmental Authorities, any such separate assignments (a) shall evidence the Assignment and assignment of the applicable Assets herein made, and shall not constitute any additional Assignment or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions, or limitations on warranties, set forth in this Assignment and are not intended to create and shall not create any representations, warranties or additional covenants of or by Assignor to Assignee, and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

      SECTION 4.3 SUCCESSORS AND ASSIGNS. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that nothing in this Assignment shall assign or grant, or in any way operate to assign or grant, any right, title or interest in, to or under the Purchase and Sale Agreement to any successor or assign of Assignee with respect to the Assets or any part thereof, it being expressly understood that rights, titles and interests under the Agreement may only be obtained or assigned in strict accordance with the terms thereof.

      SECTION 4.4 TITLES AND CAPTIONS. All article or Article titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend, or describe the scope or intent of any provisions hereof. Except to the extent otherwise stated in this Assignment, references to "Articles" are to Articles of this Assignment, and references to "Exhibits" are to the Exhibits attached to this Assignment, which are made a part hereof and incorporated herein for all purposes.

      SECTION 4.5 COUNTERPARTS. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

      EXECUTED on _____________, 2005, but effective at the Effective Time.

ASSIGNOR:                              ASSIGNEE:
DEVON ENERGY PRODUCTION                KCS  RESOURCES, INC.
COMPANY, L.P.

_________________________________      _________________________________________
By: _____________________________      By: _____________________________________
Title: __________________________      Title: __________________________________

DEVON LOUISIANA CORPORATION

_________________________________
By: _____________________________
Title: __________________________

      [APPROPRIATE ACKNOWLEDGEMENTS AND WITNESS EXECUTION LINES TO BE ADDED TO EXECUTION FORM OF ASSIGNMENT]

                                    EXHIBIT C

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
            PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005
         BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L.P. AND DEVON
       LOUISIANA CORPORATION, AS SELLER, AND KCS RESOURCES, INC., AS BUYER


                            TITLE INDEMNITY AGREEMENT

         This Title Indemnity Agreement (the "Agreement") dated as of the ____ day of __________, 2005, is entered into among Devon Energy Production Company, L.P., a Delaware limited partnership ("DEPC") and Devon Louisiana Corporation, a Louisiana corporation ("DLC" and DEPC are collectively referred to as "Indemnitor" and individually as an "Indemnitor") and ________________________ ("Indemnitee"). Capitalized terms used herein and not otherwise defined below or elsewhere in this Agreement shall have the meaning assigned to them in this Agreement, or, if not so assigned, as assigned to them in that certain Purchase and Sale Agreement dated as of ________________, 2005, by and among Seller and Buyer (the "Purchase and Sale Agreement").

                                    RECITALS

         WHEREAS, of even date herewith, Indemnitor is selling and delivering, and Indemnitee is purchasing and accepting, the Assets pursuant to the Purchase and Sale Agreement; and

         WHEREAS, certain alleged Title Defects have been raised by Indemnitee in connection with its title review of the Assets and Indemnitor has agreed to execute this Agreement in order to indemnify Indemnitee against the effects of such alleged Title Defects pursuant to Article 12.2(d)(ii) of the Purchase and Sale Agreement.

         NOW, THEREFORE, in consideration of the purchase and sale as contemplated by the Purchase and Sale Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. Unwaived Title Defects.

         Attached hereto as Exhibit A is a list of unwaived alleged Title Defects that Indemnitor and Indemnitee have determined may affect certain of the Assets described in Exhibit A. Except as otherwise expressly provided on Exhibit A, neither Indemnitor nor Indemnitee recognize the validity or existence of any of such alleged Title Defects, nor is there any recognition, express or implied, by the execution of this Agreement that any of such alleged Title Defects affect, burden or encumber the Assets described in Exhibit A hereto. Each of the parties reserves the right to contest with each other and/or with third parties the validity, existence or effect of any or all of said alleged Title Defects in accordance with the terms of the Purchase and Sale Agreement, and Indemnitor's obligations hereunder are subject to such reserved right.

         2. Indemnity.

         Of even date herewith, Indemnitor has executed and delivered to Indemnitee a document entitled Assignment and Bill of Sale conveying the Assets to be filed in certain counties/parishes in ___________. Notwithstanding any provision of the Purchase and Sale Agreement or any of the assignments or conveyances delivered at or subsequent to the Closing, but subject to paragraph 1 above, Indemnitor agrees to defend, indemnify and hold Indemnitee harmless against all Liabilities arising out of the alleged Title Defects described in Exhibit A, subject to the following conditions:

            (a) If Indemnitor has disputed Indemnitee's assertion of an alleged Title Defect in accordance with the Purchase and Sale Agreement and Indemnitee's assertion of such alleged Title Defect is determined to be invalid, incorrect or not in compliance with the requirements of the Purchase and Sale Agreement, then Indemnitor's obligations under this Agreement shall not cover or apply to the portion of such alleged Title Defect that is determined to be invalid, incorrect or not in compliance with the requirements of the Purchase and Sale Agreement.

            (b) The indemnity provided for herein by Indemnitor shall be the sole and exclusive recourse and remedy of Indemnitee with respect to the alleged Title Defects described on Exhibit A. All claims for indemnification by Indemnitee under this Agreement must be asserted and resolved pursuant to Article 14.7 of the Purchase and Sale Agreement, as if this Agreement were part of the Purchase and Sale Agreement and
         Article 14.7 applied to this paragraph 2.

            (c) In no event shall Indemnitor be liable to Indemnitee hereunder for any exemplary, punitive, special, indirect, consequential, remote or speculative damages.

         3. Assignment.

         Notwithstanding anything herein to the contrary, neither this Agreement nor any rights, covenants, duties or obligations hereunder shall be assigned or transferred in any way whatsoever by Indemnitee except with the prior written consent of Indemnitor, which consent Indemnitor shall be under no obligation to grant, and any assignment, transfer or attempted assignment or transfer without such consent shall be void ad initio; provided, however, that Indemnitee may assign, in whole or in part, its rights under this Agreement with respect to any alleged Title Defect described on Exhibit A, or any portion thereof, to an assignee of its rights in any portion of the Assets affected by such alleged Title Defect.

         4. Binding Agreement.

         Subject to the provisions of paragraph 3 above, this Agreement shall be binding on, and shall inure to the benefit of, Indemnitor and Indemnitee and their respective successors and assigns.

         5. Governing Law.

         THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         6. Severability.

         If any term, clause or provision of this Agreement is ever held illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected, but shall remain in full force and effect in accordance with the terms hereof.

         7. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.


INDEMNITOR:                                    INDEMNITEE:

DEVON ENERGY PRODUCTION
COMPANY, L.P.                                  ---------------------------------



-------------------------------------------    ---------------------------------
By:                                            By:
   ----------------------------------------       ------------------------------
Title:                                         Title:
      -------------------------------------          ---------------------------


DEVON LOUISIANA CORPORATION


By:
   ----------------------------------------
Title:
      -------------------------------------

                                    EXHIBIT D

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
            PURCHASE AND SALE AGREEMENT DATED AS OF FEBRUARY 22, 2005
         BY AND BETWEEN DEVON ENERGY PRODUCTION COMPANY, L. P. AND DEVON
       LOUISIANA CORPORATION, AS SELLER, AND KCS RESOURCES, INC., AS BUYER

                                ACCESS AGREEMENT

         THIS ACCESS AGREEMENT (this "Agreement"), dated as of _____________, 2005, is entered into among Devon Energy Production Company, L.P., a Delaware limited partnership ("DEPC") and Devon Louisiana Corporation, a Louisiana corporation ("DLC" and DEPC are collectively referred to as "Seller" and individually as a "Seller"), and ________________, a _____________ ("Buyer").
Capitalized terms used herein and not otherwise defined below or elsewhere in this Agreement shall have the meanings assigned to them in this Agreement, or, if not so assigned, as assigned to them in that certain Purchase and Sale Agreement dated as of ___________, 2005, by and among Seller and Buyer (the "Purchase and Sale Agreement").

                                    RECITALS

         WHEREAS, certain of the Activities may be undertaken by Seller or Seller's Consultants in whole or in part after the Closing Date;

         WHEREAS, it may be necessary for Seller and Seller's Consultants to gain access to the Assets after the Closing to conduct and perform the Activities;

         WHEREAS, Buyer desires to grant Seller and Seller's Consultants access to the Assets in order that Seller may conduct and perform the Activities;

         NOW, THEREFORE, in consideration of the purchase and sale as contemplated by the Purchase and Sale Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1.       Definitions

         1.1 Activities. The term "Activities" shall mean those investigation activities and Remediation actions reasonably necessary in the judgment of Seller to complete Remediation of any of the Assets required or permitted to be performed by Seller pursuant to Article 13.1(b)(ii) of the Purchase and Sale Agreement or otherwise agreed to in writing by Buyer, together with any activities incidental thereto.

         1.2 Seller's Consultant. The term "Seller's Consultant" shall mean any and all agents, consultants or contractors retained by Seller to assist in conducting or performing the Activities and any employee, agent, contractor or subcontractor of a Seller's Consultant.

2. Access. Subject to the terms of this Agreement, Buyer hereby grants Seller and Seller's Consultants the right to enter upon the Assets for the purpose of conducting and performing the Activities (the "Access Right"). The Access Right shall be subject to the following conditions:

         2.1 Scope. Neither Seller nor Seller's Consultants shall engage in any activities on the Assets other than the Activities. Seller and Seller's Consultants shall be entitled, subject to any third party restrictions, to (i) install and operate on the Assets any remediation system which constitutes a part of any Remediation and (ii) use, without cost to Seller or Seller's Consultants, any utilities now or hereafter existing on the Assets as are reasonably needed in connection with the Activities.

         2.2 Termination. This Access Right shall remain in full force and effect so long as Seller or any Seller's Consultant is continuing to perform with reasonable diligence any Activities on the Assets pursuant to Article 13.1(b)(ii) of the Purchase and Sale Agreement.

         2.3 Notice of Commencement. By at least 5:00 p.m. on the Business Day three (3) days before the date on which Seller intends to commence or cause Seller's Consultants to commence to conduct or perform the initial Activities on any Asset, Seller shall notify Buyer in writing of the date on which such initial Activities are expected to commence.

         2.4 Vehicles. Except insofar as reasonably necessary to carry out the Activities, all vehicles brought by Seller and Seller's Consultants onto the Assets will be restricted to existing roadways, if any, on the Assets.

         2.5 Compliance with Law. All Activities conducted or performed by Seller and Seller's Consultants on the Assets shall be conducted and performed in material compliance with all applicable Laws, including Environmental Laws.

3. Indemnity. Seller shall defend, indemnify and hold harmless the Buyer Indemnified Parties from and against (i) all Liabilities of any Third Party to the extent such Liabilities are caused by or result from the acts or omissions of Seller or Seller's Consultants in conducting or performing the Activities on the Assets, REGARDLESS OF FAULT, EXCEPTING ONLY ANY BUYER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, and (ii) all Liabilities for personal injury or property damage of any Buyer Indemnified Party to the extent same are caused by or result from any negligence or willful misconduct of Seller or Seller's Consultants in conducting or performing the Activities on the Assets; provided, however, that Seller shall not be obligated to defend, indemnify or hold harmless any Buyer Indemnified Party under this clause (ii) for any Buyer Indemnified Party's negligence or willful misconduct. Seller's obligations under this Agreement shall be subject to the terms and provisions of Article 14.11 of the Purchase and Sale Agreement, as if this

Agreement were part of the Purchase and Sale Agreement. All claims for defense, indemnification and hold harmless under this Article 3 shall be asserted and resolved under Article 14.7 of the Purchase and Sale Agreement as if this Agreement were part of the Purchase and Sale Agreement and Article 14.7 applied to this Article 3. The terms and provisions of this Article 3 shall survive the termination of the Access Right.

4.       Further Provisions

         4.1 No Admissions. This Agreement is not an admission or acknowledgment, expressed or implied, of fault, responsibility or liability of any kind by Buyer or Seller under any Law, including any Environmental Law, for acts, omissions, obligations or events involving the presence, if any, of Hazardous Substances on or adjacent to the Assets.

         4.2 Rights of Third Parties. This Agreement is for the sole benefit of
(i) Buyer, Seller and their respective successors and assigns as permitted herein and (ii) Seller's Consultants, and no other Person shall be entitled to enforce this Agreement, rely on any covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement. Any member of the Buyer Indemnified Parties that is a third party shall be defended, indemnified and held harmless under the terms of this Agreement only to the extent that Buyer expressly elects to exercise such right of defense, indemnity and hold harmless on behalf of such third party member of the Buyer Indemnified Parties; and no party shall have any direct liability or obligation to any third party member of the Buyer Indemnified Parties or be liable to any third party member of the Buyer Indemnified Parties for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for defense, indemnity or hold harmless hereunder on behalf of a member of the Buyer Indemnified Parties must be made and administered by Buyer.

         4.3 Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered as permitted under Article 16.6 of the Purchase and Sale Agreement.

         4.4 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights and obligations of Seller shall not be assignable or delegable by Seller (other than by Seller to Seller's Consultants) without the express written consent of Buyer.

         4.5 Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR

PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         4.6 Severability. If any term, clause or provision of this Agreement is ever held illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected, but shall remain in full force and effect in accordance with the terms hereof.

         4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts as of the date first above written.

                                     SELLER:

                                     DEVON ENERGY PRODUCTION COMPANY, L.P.

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     DEVON LOUISIANA CORPORATION

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     BUYER:


                                     -------------------------------------------

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------